UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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ISABELLA BANK CORPORATION
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ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 30, 2014

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Wednesday, April 30, 2014 at 5:00 p.m. Eastern Daylight Time, at the Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:

1.	The election of five directors.

2.	To hold an advisory, non-binding vote on executive compensation of named executive officers.

3.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
The Board of Directors has fixed March 17, 2014 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.
Your vote is important. Even if you plan to attend the meeting, please vote:

1.
By mail: Indicate your choice with respect to the matters to be voted upon, sign, date, and return your proxy form in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form; or

2.	By internet - www.proxyvote.com: Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form; or

3.	By phone - 1-800-690-6903 (toll-free): Have your proxy form in hand and then follow the instructions.
By order of the Board of Directors
Debra Campbell, Secretary
Dated: March 31, 2014

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT
General Information
As used in this Proxy Statement, references to "the Corporation", “Isabella,” “we,” “our,” “us,” and similar terms refer to the consolidated entity consisting of Isabella Bank Corporation and its subsidiaries. Isabella Bank Corporation refers solely to the parent holding company, and the “Bank” refers to Isabella Bank Corporation’s subsidiary, Isabella Bank.
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which is to be held on Wednesday, April 30, 2014 at 5:00 p.m. at the Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on March 31, 2014 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Voting at the Meeting
We have fixed the close of business on March 17, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. We have only one class of common stock and no preferred stock. As of March 17, 2014, there were 7,707,524 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone) or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
We will hold the Annual Meeting if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you sign and return the proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals.
Your broker may not vote on the election of directors or the advisory vote to approve the named executive officers' compensation if you do not furnish instructions for such proposals. You should use the voting instruction card provided by us to instruct the broker to vote the shares, or else your shares will be considered “broker non-votes.” Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the shares’ beneficial owner or the individual entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, Proposals 1 and 2 are not items on which brokerage firms may vote in their discretion on your behalf unless you have furnished voting instructions.
At this year’s Annual Meeting, you will elect one director to serve for a term of one year and four directors to serve for a term of three years. You may vote in favor, against, or withhold votes for any or all nominees. Directors are elected by a plurality of the votes cast at the annual meeting. Shares not voted, including broker non-votes, have no effect on the elections.
In voting on the advisory, nonbinding proposal to approve the executive compensation described in this proxy statement, a shareholder may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. A majority of the shares represented at the annual meeting and entitled to vote on this advisory proposal must be voted in favor of the proposal for it to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors. In counting votes on the advisory, nonbinding proposal to approve executive compensation matters, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Proposal 1-Election of Directors
The Board of Directors (the "Board") currently consists of eleven (11) members divided into three classes, with the directors in the class noted below up for re-election at the Annual Meeting. On September 15, 2013 Wilson C. Lauer passed away and on October 31, 2013 Sandra L. Caul retired from the Board, resulting in the number of directors being reduced to ten (10). The number of Board members was increased to its current level by the appointment of Jae A. Evans to the Board on January 1, 2014. Dennis P. Angner, whose term expires at the Annual Meeting, has been nominated for election to a one year term through 2015 and Dr. Jeffrey J. Barnes, G. Charles Hubscher, David J. Maness, and W. Joseph Manifold, whose terms expire at the Annual Meeting, have been nominated for election to three year terms through 2017 for the reasons described below.
Except as otherwise specified, proxies will be voted for election of the five nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. The five nominees who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.
Nominees and current directors, including their principal occupation for the last five or more years, age, and length of service as a director, are listed below.
We unanimously recommend that you vote FOR the election of each of the nominees.
Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:

•	Have extensive business leadership

•	Bring a diverse perspective and experience

•	Are independent and collegial

•	Have high ethical standards and have demonstrated sound business judgment

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities

•	Are active in and knowledgeable of their respective communities
Each nominee and current director possess these qualities and provides a diverse complement of specific business skills, experience, and knowledge including extensive financial and accounting experience, knowledge of banking, small business operating experience, and specific knowledge of customer market segments including agriculture, oil and gas, health care, manufacturing, and retail.
The following describes the key qualifications each director brings to the Board, in addition to the general qualifications described above and the information included in the biographical summaries provided below.

Director	Professional Standing in Chosen Field	Expertise in financial or related field	Audit Committee Financial Expert	Civic and community involvement	Leadership and team building skills	Diversity by race, gender, or cultural	Geo- graphical diversity	Finance	Tech- nology	Market- ing	Govern- ance	Entre- preneurial skills	Human Resources	Bank business segment represent- ation
David J. Maness	X			X	X				X			X		X
Dennis P. Angner	X	X		X	X			X	X		X
Dr. Jeffrey J. Barnes	X			X	X		X					X		X
Richard J. Barz	X	X		X	X			X		X			X
Jae A. Evans	X	X		X	X			X		X			X
G. Charles Hubscher	X	X		X	X							X		X
Thomas L. Kleinhardt	X			X	X		X	X		X		X		X
Joseph LaFramboise	X			X	X		X			X
W. Joseph Manifold	X	X	X	X	X			X	X
W. Michael McGuire	X	X	X	X	X		X	X	X		X
Sarah R. Opperman	X			X	X	X	X			X		X		X

The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource
David J. Maness	Xo	Xo	Xc
Dennis P. Angner
Dr. Jeffrey J. Barnes	X		X
Richard J. Barz
Jae A. Evans
G. Charles Hubscher	X		X
Thomas L. Kleinhardt			X
Joseph LaFramboise	X	X	X
W. Joseph Manifold	Xc	X	X
W. Michael McGuire	X	Xc	X
Sarah R. Opperman			X
C — Chairperson
O — Ex-Officio
Director Nominee for Term Ending in 2015
Dennis P. Angner (age 58) has been a director of Isabella Bank Corporation and the Bank since 2000. Mr. Angner has been principally employed by the Corporation since 1984 and has served as President of Isabella Bank Corporation since December 30, 2001 and CFO since January 1, 2010. Mr. Angner served as Chief Executive Officer of Isabella Bank Corporation from December 30, 2001 through December 31, 2009. He is a past Chair of the Michigan Bankers Association and is currently serving as vice chairman of its taxation committee, is a member of the American Bankers Association Government Relations Council, and served on the Central Michigan American Red Cross board for over 20 years.
Director Nominees for Terms Ending in 2017
Dr. Jeffrey J. Barnes (age 51) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a physician and shareholder in Lansing Ophthalmology PC. He is a former member of the Central Michigan Community Hospital Board of Directors.
G. Charles Hubscher (age 60) has been a director of the Bank since 2004 and of Isabella Bank Corporation since 2010. Mr. Hubscher is President of Hubscher and Son, Inc., a sand and gravel producer. He is a director of the National Stone and Gravel Association, the Michigan Aggregates Association, serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, and is a member of the Zoning Board of Appeals for Deerfield Township.
David J. Maness (age 60) has been a director of the Bank since 2003 and of Isabella Bank Corporation since 2004. Mr. Maness has served as chairman of the board for the Corporation and the Bank since 2010. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness is currently serving as a director for the Michigan Oil & Gas Association, and he previously served on the Mt. Pleasant Public Schools Board of Education.
W. Joseph Manifold (age 62) has been a director of Isabella Bank Corporation since 2003 and of the Bank since January 1, 2010. Mr. Manifold is CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior manager with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold served on the Isabella Community Credit Union Board and was Chairman of the Mt. Pleasant Public Schools Board of Education.
Current Directors with Terms Ending in 2015
Richard J. Barz (age 65) has been a director of the Bank since 2000 and of Isabella Bank Corporation since 2002. Mr. Barz retired as Chief Executive Officer of Isabella Bank Corporation on December 31, 2013 after over 41 years of service with the Corporation. Mr. Barz was Chief Executive Officer of Isabella Bank Corporation since 2010 and President and CEO of the Bank from 2001 to July 2012. Mr. Barz has been very active in community organizations and events. He is a past chairman of the Central Michigan Community Hospital Board of Directors, is the current chairman of the Middle Michigan Development

Corporation Board of Directors, and serves on several boards and committees for Central Michigan University and various volunteer organizations throughout mid-Michigan.
Jae A. Evans (age 57) was appointed a director of Isabella Bank Corporation and the Bank and elected Chief Executive Officer of Isabella Bank Corporation effective January 1, 2014. Mr. Evans has been employed by the Corporation since 2008 and has over 36 years of banking experience. He served as Chief Operations Officer of the Bank through December 31, 2013 and President of the Greenville Division of the Bank from January 1, 2008 to June 2011. Mr. Evans is a board member for The Community Bankers of Michigan, Art Reach of Mid Michigan, and is the chair of the EightCAP governing board. Mr Evans is also past vice-chair of the Carson City Hospital, was president of the Greenville Rotary Club, and just completed his term as chair of The Community Bankers of Michigan.
W. Michael McGuire (age 64) has been a director of Isabella Bank Corporation since 2007 and of the Bank since January 1, 2010. Mr. McGuire, an attorney, retired in August 2013 as the Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products, headquartered in Midland, Michigan.
Current Directors with Terms Ending in 2016
Thomas L. Kleinhardt (age 59) has been a director of the Bank since 1998 and of Isabella Bank Corporation since 2010. Mr. Kleinhardt is President of McGuire Chevrolet, is active in the Clare Kiwanis Club, and coaches the girls Varsity Basketball team at Farwell High School.
Joseph LaFramboise (age 64) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is an Ambassador of Eagle Village in Evart, Michigan.
Sarah R. Opperman (age 54) has been a director of the Bank and Isabella Bank Corporation since July 1, 2012. Ms. Opperman is the owner of Opperman Consulting, LLC, which provides public affairs counsel. She was previously employed for 28 years by The Dow Chemical Company, where she held leadership roles in public and government affairs. She was inducted into the CMU Journalism Hall of Fame and is a recipient of the Dow Genesis Award for Excellence in People Development. Ms. Opperman serves on the CMU Board of Trustees, the CMU Development Board, the Mid Michigan Health Corporate Board of Directors, and the Mid Michigan Health Fund Development Committee. She also served on the CMU Research Corporation Board of Directors.
Each of the directors has been engaged in their stated professions for more than five years.
Other Named Executive Officers
Steven D. Pung (age 64), President of the Bank and a member of the Board of Directors of Financial Group Information Services (a wholly owned subsidiary of Isabella Bank Corporation) has been employed by the Bank since 1979. Jerome E. Schwind (age 47), Executive Vice President and Chief Operating Officer of the Bank, has been employed by the Bank since 1999. David J. Reetz (age 53), Senior Vice President and Chief Lending Officer of the Bank, has been employed by the Bank since 1987.
All officers serve at the pleasure of the Board.
Proposal 2-Advisory Vote on Executive Compensation
The compensation of the Corporation’s principal executive officer, retired principal executive officer, principal financial officer, and three other most highly compensated executive officers (named executive officers) is described below under the headings “Compensation Discussion and Analysis” and “Executive Officers”. Shareholders are urged to read these sections of this proxy statement, which discusses the Corporation’s compensation policies and procedures with respect to its named executive officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of the Corporation’s named executive officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Isabella Bank Corporation approve, on an advisory basis, the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, for purposes of Section 14A of the Securities Exchange Act of 1934.

The advisory vote on executive compensation, commonly referred to as a say-on-pay advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation and Human Resource Committee value constructive dialogue on executive compensation and other important governance topics with the Corporation’s shareholders and encourage all shareholders to vote their shares on this matter.  The Board of Directors and the Compensation and Human Resource Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation programs. The Board believes shareholders should consider the following in determining whether to approve this proposal:

•	The Corporation is not required to provide any severance or termination pay or benefits to any named executive officer;

•	Each member of the Compensation and Human Resource Committee is independent under the applicable standards of the NASDAQ Stock Market Marketplace Rules;

•	The Compensation and Human Resource Committee continually monitors the Corporation’s performance and adjusts compensation practices accordingly; and

•
The Compensation and Human Resource Committee regularly assesses the Corporation’s individual and total compensation programs against peer companies, the general marketplace and other industry data points.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

We unanimously recommend that you vote FOR the nonbinding advisory resolution approving the executive compensation of the Corporation’s named executive officers.

Corporate Governance
Director Independence
We have adopted the director independence standards as defined under of the NASDAQ Stock Market Marketplace Rules. We have determined that Dr. Jeffrey J. Barnes, G. Charles Hubscher, Thomas L. Kleinhardt, Joseph LaFramboise, David J. Maness, W. Joseph Manifold, W. Michael McGuire, and Sarah R. Opperman are independent directors. Former directors Sandra L. Caul and Wilson C. Lauer, were also determined to be independent directors. Richard J. Barz is not independent as he retired as CEO of Isabella Bank Corporation on December 31, 2013. Jae A. Evans is not independent as he is employed as CEO of Isabella Bank Corporation. Dennis P. Angner is not independent as he is employed as President and CFO of Isabella Bank Corporation.
Board Leadership Structure and Risk Oversight
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the NASDAQ Stock Market Marketplace Rules and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board established committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the annual meeting. Independent members of the Board meet without inside directors at least twice per year.
Management is responsible for our day-to-day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation and governance. Financial Group Information Services, our information processing subsidiary, is responsible for overseeing risks associated with information technology. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.
Our Audit Committee is responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics.

Committees of the Board of Directors and Meeting Attendance
The Board met 12 times during 2013. All incumbent directors attended 75% or more of the meetings held in 2013. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee.
Audit Committee
The Audit Committee is composed of independent directors. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the “Audit Committee Report” included elsewhere in this proxy statement. The Audit Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com.
In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Manifold and McGuire meet the requirements of Audit Committee Financial Expert and have been so designated. The Committee also consists of directors Barnes, Hubscher, LaFramboise, and Maness (ex-officio).
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee consisting of independent directors. The Committee consists of directors LaFramboise, Maness (ex-officio), Manifold, and McGuire. The Nominating and Corporate Governance Committee held one meeting in 2013, with all directors attending the meeting. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website: www.isabellabank.com.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. The Committee in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. The Committee considers diversity in identifying members with respect to our geographical markets served and the business experience of the nominee.
The Nominating and Corporate Governance Committee will consider, as potential nominees persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Recommendations for the 2015 Annual Meeting of Shareholders should be delivered no later than December 1, 2014. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Compensation and Human Resource Committee is responsible for reviewing and recommending to our Board the compensation of the Chief Executive Officer and other executive officers, benefit plans, and the overall percentage increase in salaries. The committee consists of independent directors Barnes, Hubscher, Kleinhardt, LaFramboise, Maness, Manifold, McGuire, and Opperman. The committee held two meeting during 2013 with all directors in attendance. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website: www.isabellabank.com.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
Our Code of Business Conduct and Ethics, which is applicable to the CEO and CFO, is available on the Bank’s website: www.isabellabank.com.

Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2013 Committee consisted of directors Barnes, Hubscher, LaFramboise, Maness, Manifold, and McGuire.
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2013.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in Auditing Standard No. 16 “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent auditor the independent auditors’ independence.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held five meetings during 2013, and all committee members attended 75% or more of the meetings.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson LLC as the independent auditors for the 2014 audit.
Respectfully submitted,
W. Joseph Manifold, Audit Committee Chairperson
Dr. Jeffrey J. Barnes
G. Charles Hubscher
Joseph LaFramboise
David J. Maness (ex-officio)
W. Michael McGuire

Compensation Discussion and Analysis
The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation and benefits for the CEO, President and CFO, and executive officers. The Committee evaluates and approves our executive officer and senior management compensation plans, policies, and programs. The CEO conducts annual performance reviews for named executive officers, excluding himself and recommends an appropriate salary to the Committee based on the performance review and the officer’s years of service along with competitive market data.
Compensation Objectives
The Committee considers asset growth with the safety and soundness objectives and earnings per share to be the primary ratios in measuring financial performance. Our philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices, while maintaining the commitment to superior customer and community service. We believe that the performance of executive officers in managing the business should be the basis for determining overall compensation. Consideration is also given to overall economic conditions and current competitive forces in the market place. The objectives of the Committee are to effectively balance salaries and potential compensation to an officer’s individual management responsibilities and encourage each of them to realize their potential for future contributions. The objectives are designed to attract and retain high performing executive officers who will provide leadership while attaining earnings and performance goals.
What the Compensation Programs are Designed to Reward
Our compensation programs are designed to reward dedicated and conscientious employment, loyalty in terms of continued employment, attainment of job related goals and overall profitability. In measuring an executive officer’s contributions, the Committee considers numerous factors including, among other things, our growth in terms of asset size and increase in earnings per share. In rewarding loyalty and long-term service, we provide attractive retirement benefits.
Review of Risks Associated with Compensation Plans
Based on an analysis conducted by management and reviewed by the Committee, we do not believe that compensation programs for employees are reasonably likely to have a material short or long term adverse effect on our operating results.
Use of Consultants
In 2012, the Committee directly engaged the services of Blanchard Consulting Group, an independent compensation consulting firm, to assist with a total compensation review for the top three executive officers of the Corporation (CEO, President and CFO, and Bank President). Blanchard Consulting Group does not perform any additional services for us or any members of senior management. In addition, Blanchard Consulting Group does not have any other personal or business relationships with any Board members or officers. During 2013 and 2011, the Committee did not employ any services of outside compensation or benefit consultants to assist it in compensation-related initiatives.
Elements of Compensation
Our executive compensation program has consisted primarily of base salary and benefits, annual performance incentives, benefits and perquisites, and participation in our retirement plans.
How Elements Fit into Overall Compensation Objectives
Individual elements of our compensation objectives are structured to reward strong financial performance, continued service, and to incentivize our leaders to excel in the future. We continually review our compensation objectives to ensure that they are sufficient to attract and retain exceptional officers.
Why Each of the Elements of Compensation is Chosen and How We Determine Amounts for Each Element
Base Salaries, which include director fees for certain executive officers, are set to provide competitive levels of compensation to attract and retain officers with strong leadership skills. Each officer’s performance, current compensation, and responsibilities are considered by the Committee when establishing base salaries. We also believe it is best to pay sufficient base salary because we believe an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Competitive base salary encourages management to operate in a safe and sound manner even when incentive goals may prove unattainable.
The Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. In prior years, the Committee utilized both an independent compensation consultant, Blanchard Consulting Group, and a survey prepared by the Michigan Bankers Association of similar sized Michigan based financial institutions. The independent compensation consultant established a benchmark peer group of 15 midwest financial institutions in non-urban areas with comparable average assets size ($900 million—$2 billion), number of branch locations, return on average assets (year-ended 2011 ROAA of .38% or greater), and nonperforming assets. The Michigan Bankers Association 2012 compensation survey was based on the compensation information provided by these organizations for 2011. Specific factors used to decide where an executive officer’s salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The Committee targeted total compensation for the CEO, the President & CFO, and Bank President to approximate the median of the range obtained from the Michigan Bankers Association compensation survey as well as any ranges obtained from the independent compensation consultant. Compensation for other named executive officers was based on the ranges provided by the Michigan Bankers Association survey.
Annual Performance Incentives are used to reward executive officers based on our overall financial performance. This element of the compensation program is included in the overall compensation in order to reward employees above and beyond their base salaries when our performance and profitability exceed established annual targets. The inclusion of this modest incentive encourages management to be creative and diligent in managing to achieve specific financial goals without incurring inordinate risks. Annual performance incentives paid in 2013 were determined by reference to seven performance measures that related to services performed in 2012. The maximum award that may be granted to each eligible employee equals 10% of the employee’s base salary (the “Maximum Award”).
The payment of 35% of the Maximum Award (“personal performance goals”) is based on the achievement of goals set for each individual. An analysis is conducted by the CEO. The CEO makes a recommendation to the Committee for the appropriate amount for each individual executive officer. The Committee reviews, modifies if necessary, and approves the recommendations of the CEO. The Committee reviews the performance of the CEO. The Committee uses the following factors as quantitative measures of corporate performance in determining annual cash bonus amounts to be paid:

•	Peer group financial performance compensation

•	1 and 5 year shareholder returns

•	Earnings per share and earnings per share growth

•	Budgeted as compared to actual annual operating performance

•	Community and industry involvement

•	Results of audit and regulatory exams

•	Other strategic goals as established by the Board
Each of the executive officers who were eligible to participate in 2012 accomplished their personal performance goals and were accordingly paid 35% of the 2012 Maximum Award in 2013.
The payment of the remaining 65% of the Maximum Award (“corporate performance goals”) was conditioned on the achievement of targets in the following six categories:

•	Earnings per share (weighted 40%).

•	Net operating expenses to average assets (weighted 15%).

•	Fully Taxable Equivalent (“FTE”) net interest margin, excluding loan fees (weighted 10%).

•	In-market deposit growth (weighted 10%).

•	Loan growth (weighted 15%).

•	Exceeding peer group return on average assets (weighted 10%).

The following chart provides the 2012 target for each corporate performance goal, as well as the performance attained for each target.

	2012 Targets				2012 Performance (1)	Target % Obtained
Target	25.00%	50.00%	75.00%	100.00%
Earning per share	$1.50	$1.53	$1.55	$1.57	$1.59	100%
Net operating expenses to average assets	1.60%	1.57%	1.54%	1.51%	1.45%	100%
FTE Net Interest Margin	3.46%	3.48%	3.50%	3.52%	3.46%	25%
In market deposit growth	4.50%	5.00%	5.50%	6.00%	6.10%	100%
Loan growth	3.00%	3.50%	4.00%	4.50%	1.46%	—%
Exceeding peer group return on average assets	1.32%	1.35%	1.39%	1.42%	1.37%	50%

(1)	Adjusted for incentive calculation measures.
Benefits and Perquisites.    Executive officers are eligible for all of the benefits made available to full-time employees (such as health insurance, group term life insurance and disability insurance) on the same basis as other full-time employees and are subject to the same sick leave and other employee policies.
We also provide our executive officers with certain additional perquisites, which we believe are appropriate in order to attract and retain the proper quality of talent for these positions and to recognize that similar executive perquisites are commonly offered by comparable financial institutions. We maintain a plan for qualified officers to provide death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Bank as the sole owner and beneficiary of the policies. We believe that perquisites provided to our executive officers in 2013 represented a reasonable percentage of each executive’s total compensation package and are consistent, in the aggregate, with perquisites provided to executive officers of comparable financial institutions. A description and the cost of these perquisites are included in footnote 1 in the “Summary Compensation Table” appearing on page 12 and in the table outlining the change in pension value and non-qualified deferred compensation earnings table appearing on page 13.
Retirement Plans.    Our retirement plans are designed to assist executives in providing themselves with a financially secure retirement. The retirement plans include a 401(k) plan, a frozen defined benefit pension plan, a frozen non-leveraged employee stock ownership plan (ESOP), and a retirement bonus plan.
We have a 401(k) plan, in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
For 2012 and 2011, we made a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees were 100% vested in the safe harbor contributions and were 0% vested through their first two years of employment and were 100% vested after 6 years of service for matching contributions.
Our defined benefit pension plan was curtailed effective March 1, 2007 and the current participants’ accrued benefits were frozen as of that date. Participation in the plan was limited to eligible employees as of December 31, 2006.
Our non-leveraged ESOP was frozen effective December 31, 2006 to new participants. Contributions to the plan are discretionary and approved by the Board.
The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. Benefit amounts are determined pursuant to the payment schedule adopted at the sole and exclusive discretion of the Board.

Compensation and Human Resource Committee Report
The Compensation and Human Resource Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.
The Compensation and Human Resource Committee, which includes all of the independent directors of the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Human Resource Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.
Submitted by the Compensation and Human Resource Committee of the Board:
David J. Maness, Chairperson
Dr. Jeffrey J. Barnes
G. Charles Hubscher
Thomas L. Kleinhardt
Joseph LaFramboise
W. Joseph Manifold
W. Michael McGuire
Sarah R. Opperman

Executive Officers
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last three fiscal years ended December 31, 2013, for the CEO, the retired CEO, the CFO, and our three other most highly compensated executive officers.
Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Richard J. Barz	2013	$406,522	$28,358	$(2,860)	$35,771	$467,791
CEO (retired)	2012	396,325	25,106	123,578	35,615	580,624
Isabella Bank Corporation	2011	375,225	26,535	181,143	37,627	620,530

Jae A. Evans (2)	2013	$176,379	$13,320	$—	$30,832	$220,531
CEO	2012
Isabella Bank Corporation	2011

Dennis P. Angner	2013	$354,522	$25,121	$9,918	$29,775	$419,336
President and CFO	2012	357,335	23,628	131,266	28,208	540,437
Isabella Bank Corporation	2011	355,625	26,100	163,672	28,542	573,939

Steven D. Pung	2013	$227,675	$6,003	$6,629	$29,589	$269,896
President	2012	195,128	13,333	67,361	30,111	305,933
Isabella Bank	2011	167,362	12,719	98,915	27,732	306,728

Jerome E. Schwind (2)	2013	$152,017	$10,326	$(9,000)	$25,474	$178,817
Executive Vice President and COO	2012
Isabella Bank	2011

David J. Reetz	2013	$133,537	$10,598	$(9,778)	$16,604	$150,961
Sr. Vice President and CLO	2012	129,397	9,708	45,361	17,138	201,604
Isabella Bank	2011	125,640	8,612	61,944	15,077	211,273

(1)
For all named executives all other compensation includes 401(k) matching contributions. For Richard J. Barz, Jae A. Evans, Steven D. Pung, and David J. Reetz this also includes club dues and auto allowance. For Dennis P. Angner and Jerome E. Schwind, this also includes auto allowance.

(2)	Not a named executive officer prior to 2013.
Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director and advisory board fees are also included and are displayed in the following table for each the last three fiscal years ended December 31, 2013:

	Director and advisory board fees ($)
Name and principal position	2013	2012	2011
Richard J. Barz	$46,525	$51,325	$50,225
Jae A. Evans	675
Dennis P. Angner	46,525	51,325	49,625
Steven D. Pung	12,675	900	900
Jerome E. Schwind	1,200
David J. Reetz	N/A	N/A	N/A
The change in pension value and non-qualified deferred compensation earnings, listed in the summary compensation table, represents the aggregate non-cash change in the actuarial present value of the noted executive’s accumulated benefit under the Isabella Bank Corporation Pension Plan and also includes the non-cash change in the Isabella Bank Corporation Retirement

Bonus Plan. The following table provides the change in values for the last three fiscal years ended December 31, 2013:

	Pension plan ($)			Retirement plan ($)
Name and principal position	2013	2012	2011	2013	2012	2011
Richard J. Barz	$(47,000)	$83,000	$143,000	$44,140	$40,578	$38,143
Jae A. Evans	N/A			N/A
Dennis P. Angner	(70,000)	64,000	109,000	79,918	67,266	54,672
Steven D. Pung	(29,000)	44,000	77,000	35,629	23,361	21,915
Jerome E. Schwind	(9,000)			N/A
David J. Reetz	(32,000)	25,000	43,000	22,222	20,361	18,944

Pension Benefits
The following table indicates the present value of accumulated benefits as of December 31, 2013 for each named executive in the summary compensation table.

Name	Plan name	Number of years of vesting service as of 01/01/13 (#)	Present value of accumulated benefit ($)	Payments during last fiscal year
Richard J. Barz	Isabella Bank Corporation Pension Plan	42	$941,000	$—
	Isabella Bank Corporation Retirement Bonus Plan	42	393,792	—
Jae A. Evans	Isabella Bank Corporation Pension Plan	N/A
	Isabella Bank Corporation Retirement Bonus Plan	N/A
Dennis P. Angner	Isabella Bank Corporation Pension Plan	30	485,000	—
	Isabella Bank Corporation Retirement Bonus Plan	30	477,389	—
Steven D. Pung	Isabella Bank Corporation Pension Plan	35	476,000	—
	Isabella Bank Corporation Retirement Bonus Plan	35	226,535	—
Jerome E. Schwind	Isabella Bank Corporation Pension Plan	15	32,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A
David J. Reetz	Isabella Bank Corporation Pension Plan	27	155,000	—
	Isabella Bank Corporation Retirement Bonus Plan	27	151,905	—
Defined benefit pension plan.    We sponsor the Isabella Bank Corporation Pension Plan, a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.
Dennis P. Angner and Steven D. Pung are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.

Retirement bonus plan.    We sponsor the Isabella Bank Corporation Retirement Bonus Plan. This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants must also be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the plan.
Dennis P. Angner and Steven D. Pung are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.
Nonqualified Deferred Compensation

Name	Executive contributions in 2013 ($)	Aggregate earnings in 2013 ($)	Aggregate balance at December 31, 2013 ($)
Richard J. Barz	$24,800	$8,224	$247,250
Jae A. Evans	675	560	16,536
Dennis P. Angner	29,400	10,797	323,482
Steven D. Pung	12,675	604	22,273
Jerome E. Schwind	1,200	175	5,225
David J. Reetz	N/A	N/A	N/A
Under the Deferred Compensation Plan for Directors ("Directors Plan"), named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in the above table. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan ("DRIP Plan"). Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair market value of shares at that time. Shares credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased on a monthly basis pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board, attains age 70, or upon the occurrence of certain other events. Distributions must take the form of shares of our common stock. Any common stock issued under deferred fees from the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2013.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts deferred in the Directors Plan.

•	Unused vacation pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above. As of December 31, 2013, the named executive officers listed had no unused vacation days.

Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
In addition to potential payments upon termination available to all employees, the estates for the executive officers listed below would receive the following payments upon death:

Name	While an Active Employee	Subsequent to Retirement
Richard J. Barz	N/A	$360,000
Jae A. Evans	$351,400	175,700
Dennis P. Angner	616,000	308,000
Steven D. Pung	430,000	215,000
Jerome E. Schwind	301,600	150,800
David J. Reetz	267,000	133,500
Change in Control
We currently do not have a change in control agreement with any of the executive officers; provided, however, pursuant to the Retirement Bonus Plan each participant would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause.
Director Compensation
The following table summarizes the Compensation of each non-employee director who served on the Board during 2013.

Name	Fees paid in cash ($)	Fees deferred under Directors Plan ($)	Total fees earned ($)
Dr. Jeffrey J. Barnes	$—	$28,575	$28,575
Sandra L. Caul	30,950	—	30,950
G. Charles Hubscher	—	36,350	36,350
Thomas L. Kleinhardt	—	39,025	39,025
Joseph LaFramboise	15,120	21,905	37,025
Wilson C. Lauer	18,263	6,087	24,350
David J. Maness	—	50,550	50,550
W. Joseph Manifold	—	34,550	34,550
W. Michael McGuire	27,862	10,963	38,825
Sarah R. Opperman	—	29,050	29,050
We paid $1,350 per board meeting plus a retainer of $7,500 to each member during 2013. Members of the Audit Committee were paid $600 per audit committee meeting attended. Members of the Nominating and Corporate Governance Committee were paid $300 per meeting attended. The chairperson of the Board is paid a retainer of $33,000 and the chairperson for the Audit Committee is paid a retainer of $4,000.
Under the Directors Plan, upon a participant’s attainment of age 70, retirement from the Board, or the occurrence of certain other events, they are eligible to receive a lump-sum, in-kind distribution of all of the stock that is then credited to their account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to fund the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting its obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market through our brokerage services department.

We transferred $409,163 to the Rabbi Trust in 2013, which held 12,761 shares of our common stock for settlement as of December 31, 2013. As of December 31, 2013, there were 172,550 shares of stock credited to participants’ accounts, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Rabbi Trust. All amounts are unsecured claims against our general assets. The net cost of this benefit was $147,480 in 2013.
The following table displays the cumulative number of equity shares credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 17, 2014:

Name	# of shares of stock credited
Dennis P. Angner	13,563
Dr. Jeffrey J. Barnes	7,324
Richard J. Barz	—
Jae A. Evans	693
G. Charles Hubscher	10,923
Thomas L. Kleinhardt	17,534
Joseph LaFramboise	7,618
David J. Maness	21,682
W. Joseph Manifold	13,139
W. Michael McGuire	7,201
Sarah R. Opperman	1,860
Compensation and Human Resource Committee Interlocks and Insider Participation
In 2013, the Compensation and Human Resource Committee members were directors Barnes, Caul, Hubscher, Kleinhardt, LaFramboise, Lauer, Maness, Manifold, McGuire and Opperman. No executive officer of the Corporation serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation and Human Resource Committee.
Indebtedness of and Transactions with Management
Certain directors and officers and members of their families were loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $4,178,000 as of December 31, 2013. We address transactions with related parties in our Code of Business Conduct and Ethics Policy. Conflicts of interest are prohibited, except under board approved guidelines.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 17, 2014 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

Name and Address of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
McGuirk Investments	413,007	5.36%
P.O. Box 222
Mt. Pleasant, MI 48804-0222

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 17, 2014.

The following table sets forth certain information as of March 17, 2014 as to our common stock owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers as a group.

Name of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dennis P. Angner	33,648	0.43%
Dr. Jeffrey J. Barnes	13,575	0.17%
Richard J. Barz	30,697	0.39%
Jae A. Evans	9,192	0.12%
G. Charles Hubscher	45,603	0.58%
Thomas L. Kleinhardt	66,719	0.85%
Joseph LaFramboise	8,821	0.11%
David J. Maness	23,636	0.30%
W. Joseph Manifold	17,989	0.23%
W. Michael McGuire	78,131	1.00%
Sarah R. Opperman	2,973	0.04%
Steven D. Pung	21,002	0.27%
David J. Reetz	9,343	0.12%
Jerome E. Schwind	1,163	0.01%
All Directors, nominees and Executive Officers as a Group (14) persons	362,492	4.62%

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 17, 2014. Totals for directors include shares of stock credited under the Directors Plan as of March 17, 2014 as disclosed in the table on page 16 above. Totals for named executive officers Steven D. Pung and Jerome E. Schwind include shares of stock credited under the Directors Plan as of March 17, 2014 as follows:  Mr. Pung, 934 shares; and Mr. Schwind, 219 shares. Participants in the Directors Plan have a right to acquire shares credited to their accounts upon a distributable event. A description of the Directors Plan under which these shares of stock were issued is set forth above in "Director Compensation."

Independent Registered Public Accounting Firm
The Audit Committee has appointed Rehmann Robson LLC as our independent auditors for the year ending December 31, 2014.
A representative of Rehmann Robson LLC is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments Rehmann Robson LLC believes are appropriate.
Fees for Professional Services Provided by Rehmann Robson LLC
The following table shows the aggregate fees billed by Rehmann Robson LLC for the audit and other services provided for:

	2013	2012
Audit fees	$271,380	$263,180
Audit related fees	29,425	28,250
Tax fees	27,095	25,950
Total	$327,900	$317,380
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control attestation report related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Forms 10-Q, and services that are normally provided by Rehmann Robson LLC in connection with statutory and regulatory filings or engagements.

The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2013, this includes fees for procedures related to nonrecurring regulatory filings. Also included are fees for auditing of our employee benefit plans.
The tax fees were for the preparation of our state and federal tax returns and for consultation on various tax matters.
The Audit Committee has considered whether the services provided by Rehmann Robson LLC, other than the audit fees, are compatible with maintaining Rehmann Robson LLC’s independence and believes that the other services provided are compatible.
Pre-Approval Policies and Procedures
All audit and non-audit services over $5,000 to be performed by Rehmann Robson LLC must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. As permitted by the SEC’s rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2013 and 2012 without pre-approval.
Shareholder Proposals
Any proposals which you intend to present at the next annual meeting must be received before December 1, 2014 to be considered for inclusion in our proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.
Directors’ Attendance at the Annual Meeting of Shareholders
Our directors are encouraged to attend the annual meeting of shareholders. At the 2013 annual meeting, all directors were in attendance.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports.
To our knowledge, based solely on review of the copies of such reports furnished, during the year ended December 31, 2013 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10% beneficial owners with the exception of executive officers Steven D. Pung and David J. Reetz. Executive officers Pung and Reetz filed their Form 3s late on January 10, 2014.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.

As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.
By order of the Board of Directors

Debra Campbell, Secretary

Isabella Bank Corporation
Financial Information Index

Page	Description
22	Common Stock and Dividend Information
24	Summary of Selected Financial Data
26	Management’s Discussion and Analysis of Financial Condition and Results of Operations
46	Quantitative and Qualitative Disclosures about Market Risk
49	Report of Independent Registered Public Accounting Firm
50	Consolidated Financial Statements
56	Notes to Consolidated Financial Statements
95	Shareholders’ Information

Forward Looking Statements
This report contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and is included in this statement for purposes of these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the FRB, the quality or composition of the loan or investment portfolios, demand for loan products, fluctuation in the value of collateral securing our loan portfolio, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Further information concerning Isabella Bank Corporation and its business, including additional factors that could materially affect our financial results, is included in our filings with the SEC.
The acronyms and abbreviations identified below may be used throughout this report, or in our other filings. You may find it helpful to refer back to this page while reading this report.

AFS: Available-for-sale	GLB Act: Gramm-Leach-Bliley Act of 1999
ALLL: Allowance for loan and lease losses	IFRS: International Financial Reporting Standards
AOCI: Accumulated other comprehensive income (loss)	IRR: Interest rate risk
ASC: FASB Accounting Standards Codification	JOBS Act: Jumpstart our Business Startups Act
ASU: FASB Accounting Standards Update	LIBOR: London Interbank Offered Rate
ATM: Automated Teller Machine	Moody’s: Moody’s Investors Service, Inc
BHC Act: Bank Holding Company Act of 1956	N/A: Not applicable
CFPB: Consumer Financial Protection Bureau	N/M: Not meaningful
CIK: Central Index Key	NASDAQ: NASDAQ Stock Market Index
CRA: Community Reinvestment Act	NASDAQ Banks: NASDAQ Bank Stock Index
DIF: Deposit Insurance Fund	NAV: Net asset value
DIFS: Department of Insurance and Financial Services	NOW: Negotiable order of withdrawal
Directors Plan: Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors	NSF: Non-sufficient funds
Dividend Reinvestment Plan: Isabella Bank Corporation Stockholder Dividend Reinvestment Plan and Employee Stock Purchase Plan	OCI: Other comprehensive income (loss)
Dodd-Frank Act: Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010	OMSRs: Originated mortgage servicing rights
ESOP: Employee stock ownership plan	OREO: Other real estate owned
Exchange Act: Securities Exchange Act of 1934	OTC: Over-the-Counter
FASB: Financial Accounting Standards Board	OTTI: Other-than-temporary impairment
FDI Act: Federal Deposit Insurance Act	PBO: Projected benefit obligation
FDIC: Federal Deposit Insurance Corporation	PCAOB: Public Company Accounting Oversight Board
FFIEC: Federal Financial Institutions Examinations Council	Rabbi Trust: A trust established to fund the Directors Plan
Fitch: Fitch Ratings	SEC: U.S. Securities & Exchange Commission
FRB: Federal Reserve Bank	SOX: Sarbanes-Oxley Act of 2002
FHLB: Federal Home Loan Bank	S&P: Standard & Poor's
Freddie Mac: Federal Home Loan Mortgage Corporation	TDR: Troubled debt restructuring
FTE: Fully taxable equivalent	XBRL: eXtensible Business Reporting Language
GAAP: U.S. generally accepted accounting principles

Common Stock and Dividend Information
Our common stock is traded in the over the counter market. The common stock is quoted on the OTCQB market tier of the OTC Markets Group Inc.’s ("OTC Markets") electronic quotation system (www.otcmarkets.com) under the symbol “ISBA”. Other trades in the common stock occur in privately negotiated transactions from time-to-time of which we may have little or no information.
Our authorized common stock consists of 15,000,000 shares, of which 7,723,023 shares are issued and outstanding as of December 31, 2013. As of that date, there were 3,080 shareholders of record.
We have reviewed the information available as to the range of reported high and low bid quotations, including high and low bid information as reported by OTC Markets. The following table sets forth our compilation of that information for the periods indicated. Price information obtained from OTC Markets reflects inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The following compiled data is provided for information purposes only and should not be viewed as indicative of the actual or market value of our common stock.

	Number of Shares	Sale Price
		Low	High
2013
First Quarter	54,741	$21.79	$25.10
Second Quarter	65,865	24.78	26.00
Third Quarter	105,540	23.49	25.50
Fourth Quarter	116,052	21.20	24.84
	342,198
2012
First Quarter	64,873	$22.15	$24.25
Second Quarter	63,656	23.45	24.98
Third Quarter	97,706	22.50	24.90
Fourth Quarter	87,966	21.60	23.45
	314,201
The following table sets forth the cash dividends paid for the following quarters:

	Per Share
	2013	2012
First Quarter	$0.21	$0.20
Second Quarter	0.21	0.20
Third Quarter	0.21	0.20
Fourth Quarter	0.21	0.20
Total	$0.84	$0.80
We have adopted and publicly announced a common stock repurchase plan. The plan was last amended on October 23, 2013, to allow for the repurchase of an additional 150,000 shares of common stock. These authorizations do not have expiration dates. As shares are repurchased under this plan, they are retired and revert back to the status of authorized, but unissued shares.

The following table provides information for the three month period ended December 31, 2013, with respect to the common stock repurchase plan:

	Shares Repurchased		Total Number of Shares Purchased as Part of Publicly Announced Plan or Program	Maximum Number of Shares That May Yet Be Purchased Under the Plans or Programs
	Number	Average Price Per Share
Balance, September 30				11,441
October 1 - 23	4,400	$23.86	4,400	7,041
Additional Authorization (150,000 shares)				157,041
October 24 - 31	4,950	23.84	4,950	152,091
November 1 - 30	7,022	23.50	7,022	145,069
December 1 - 31	7,673	22.42	7,673	137,396
Balance, December 31	24,045	$23.29	24,045	137,396
Information concerning securities authorized for issuance under equity compensation plans appears under Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters included in our Annual Report on Form 10-K.
Stock Performance
The following graph compares the cumulative total shareholder return on our common stock for the last five years with the cumulative total return on (1) NASDAQ, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Banks, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in ISBA and each index was $100 at December 31, 2008 and all dividends are reinvested.

Year	ISBA	NASDAQ	NASDAQ Banks
12/31/2008	$100.00	$100.00	$100.00
12/31/2009	77.10	145.05	83.58
12/31/2010	73.40	171.14	95.29
12/31/2011	104.50	169.83	85.32
12/31/2012	99.30	199.89	101.15
12/31/2013	112.60	279.62	142.93

Summary of Selected Financial Data
(Dollars in thousands except per share amounts)

	2013	2012	2011	2010	2009
INCOME STATEMENT DATA
Interest income	$54,076	$56,401	$57,905	$57,217	$58,105
Interest expense	11,021	13,423	16,203	17,204	19,839
Net interest income	43,055	42,978	41,702	40,013	38,266
Provision for loan losses	1,111	2,300	3,826	4,857	6,093
Noninterest income	10,175	11,530	8,218	9,300	10,156
Noninterest expenses	37,413	37,639	34,530	33,807	33,683
Federal income tax expense	2,196	2,363	1,354	1,604	846
Net income	$12,510	$12,206	$10,210	$9,045	$7,800
PER SHARE
Basic earnings	$1.63	$1.61	$1.35	$1.20	$1.04
Diluted earnings	1.59	1.56	1.31	1.17	1.01
Dividends	0.84	0.80	0.76	0.72	0.70
Market value*	23.85	21.75	23.70	17.30	18.95
Tangible book value*	15.62	14.72	13.90	13.22	12.67
BALANCE SHEET DATA
At end of period
Loans	$808,037	$772,753	$750,291	$735,304	$723,316
Total assets	1,493,137	1,430,639	1,337,925	1,225,810	1,143,944
Deposits	1,043,766	1,017,667	958,164	877,339	802,652
Shareholders' equity	160,609	164,489	154,783	145,161	140,803
Average balance
Loans	$790,132	$754,304	$743,441	$725,534	$725,299
Total assets	1,448,440	1,381,083	1,287,195	1,182,930	1,127,634
Deposits	1,025,088	984,927	927,186	840,392	786,714
Shareholders’ equity	163,010	160,682	151,379	145,304	137,910
PERFORMANCE RATIOS
Return on average total assets	0.86%	0.88%	0.79%	0.76%	0.69%
Return on average shareholders' equity	7.67%	7.60%	6.74%	6.22%	5.66%
Return on average tangible equity	10.71%	11.41%	10.30%	9.51%	8.53%
Net interest margin yield (FTE)	3.50%	3.70%	3.87%	4.04%	4.06%
Loan to deposit*	77.42%	75.93%	78.31%	83.81%	90.12%
Nonperforming loans to total loans*	0.42%	1.00%	0.95%	0.83%	1.28%
Nonperforming assets to total assets*	0.32%	0.68%	0.67%	0.67%	0.91%
ALLL to nonperforming loans*	339.63%	154.39%	173.10%	202.97%	139.71%
CAPITAL RATIOS
Shareholders' equity to assets*	10.76%	11.50%	11.57%	11.84%	12.31%
Tier 1 capital to average assets*	8.46%	8.29%	8.18%	8.24%	8.60%
Tier 1 risk-based capital*	13.67%	13.23%	12.92%	12.44%	12.80%
Total risk-based capital*	14.92%	14.48%	14.17%	13.69%	14.06%
* At end of year

The following table outlines our interim results of operations and key performance measures as of, and for the unaudited periods ended:

	Quarter to Date
	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Total interest income	$13,603	$13,505	$13,440	$13,528	$13,845	$14,164	$14,188	$14,204
Total interest expense	2,683	2,736	2,781	2,821	3,051	3,239	3,429	3,704
Net interest income	10,920	10,769	10,659	10,707	10,794	10,925	10,759	10,500
Provision for loan losses	245	351	215	300	1,200	200	439	461
Noninterest income	2,130	2,862	2,736	2,447	2,686	2,759	2,544	3,541
Noninterest expenses	9,578	9,320	9,324	9,191	9,750	9,128	9,188	9,573
Federal income tax expense	303	674	643	576	19	899	672	773
Net income	$2,924	$3,286	$3,213	$3,087	$2,511	$3,457	$3,004	$3,234
PER SHARE
Basic earnings	$0.38	$0.43	$0.42	$0.40	$0.33	$0.45	$0.40	$0.43
Diluted earnings	0.37	0.42	0.41	0.39	0.32	0.44	0.39	0.41
Dividends	0.21	0.21	0.21	0.21	0.20	0.20	0.20	0.20
Market value*	23.85	24.85	24.75	25.00	21.75	22.50	24.85	24.00
Tangible book value*	15.62	15.43	15.19	14.95	14.72	14.65	14.37	14.15
* At end of period

Management's Discussion and Analysis of Financial Condition and Results of Operations
ISABELLA BANK CORPORATION FINANCIAL REVIEW
(Dollars in thousands except per share amounts)
The following is management’s discussion and analysis of the financial condition and results of our operations. This discussion and analysis is intended to provide a better understanding of the consolidated financial statements and statistical data included elsewhere in our Annual Report on Form 10-K.
Executive Summary
During 2013, we earned a record $12,510, which was an increase of $304 from 2012. We enjoyed loan growth of $35,284 and an improvement in credit quality indicators. As of December 31, 2013, our total assets were $1.49 billion, and assets under management - which included loans sold and serviced, and assets managed by our Investment and Trust Services Department of $645.09 million - were $2.14 billion, which was a 4.13% increase in assets under management from December 31, 2012.
While competition for high quality loans has been intense, we have not relaxed our underwriting standards and we remain committed to core community banking principles and long term sustainable growth. This focus has enabled us to continue to meet the needs of the communities we serve, which translates into increased shareholder value. Our loan quality remains sound as evidenced by the relatively low percentage of loans classified as nonperforming. As of December 31, 2013, our ratio of nonperforming loans to total loans was 0.42%. In comparison, the average percentage for all bank holding companies in our peer group was 1.71% as of September 30, 2013 (peer group ratios are not yet available for December 31, 2013). In addition, our risk based capital to risk adjusted total assets ratio of 14.92% as of December 31, 2013 compares favorably to the 8.00% ratio required to be classified as adequately capitalized under the Federal Reserve Board's risk based capital rules.
In August 2013, we opened our latest branch in Big Rapids, Michigan. We are excited about our newest branch's growth potential and the new relationships that we have established. The new location has complemented our existing Big Rapids office and will provide additional shareholder value for years to come.
In order to preserve our culture and provide strong leadership for the future we emphasize succession planning. We have made significant investments in employee development and as a result, we have a tremendous amount of leadership and professional strength throughout our organization. The selection of Jae A. Evans, previously Isabella Bank's Chief Operations Officer, as Richard J. Barz's successor as CEO of Isabella Bank Corporation effective January 1, 2014 was no exception to this commitment. Mr. Evans has been with the Bank since 2008 and has more than 36 years of banking experience. Prior to his position as Chief Operations Officer, Mr. Evans served as the president of the Greenville Division of Isabella Bank. Mr. Barz continues to serve on the Board of Directors for both Isabella Bank and Isabella Bank Corporation.
Recent Legislation
The Health Care and Education Act of 2010, the Patient Protection and Affordable Care Act, the Dodd-Frank Act, and the JOBS Act, have already had, and are expected to continue to have, a negative impact on our operating results. Of these four acts, the Dodd-Frank Act has had the most significant impact. The Dodd-Frank Act established the CFPB which has made significant changes in the regulation of financial institutions aimed at strengthening the oversight of the federal government over the operation of the financial services sector and increasing the protection of consumers. As a result of the implementation of some of the provisions, we have had increases in operational costs and this trend is expected to continue.
The CFPB has begun to issue substantial proposed and final rules regarding consumer lending, including residential mortgage lending. These rules will likely further increase our compensation and outside advisor costs to ensure our compliance with the new regulations. In addition to increased costs, we anticipate that residential mortgage volume will likely decline in 2014 due to the strict underwriting standards that have removed business judgment from the underwriting process.
On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which will be gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation.
Other
We have not received any notices of regulatory actions as of February 28, 2014.

CRITICAL ACCOUNTING POLICIES
Our significant accounting policies are set forth in “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements. Of these significant accounting policies, we consider our policies regarding the ALLL, acquisition intangibles and goodwill, and the determination of the fair value and assessment of OTTI of investment securities to be our most critical accounting policies.
The ALLL requires our most subjective and complex judgment. Changes in economic conditions can have a significant impact on the ALLL and, therefore, the provision for loan losses and results of operations. We have developed policies and procedures for assessing the appropriateness of the ALLL, recognizing that this process requires a number of assumptions and estimates with respect to our loan portfolio. Our assessments may be impacted in future periods by changes in economic conditions, and the discovery of information with respect to borrowers which is not known to us at the time of the issuance of the consolidated financial statements. For additional discussion concerning our ALLL and related matters, see the detailed discussion to follow under the caption “Allowance for Loan and Lease Losses” and “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.
U.S. generally accepted accounting principles require that we determine the fair value of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. We employ a variety of measures in the determination of the fair value, including the use of discounted cash flow analysis, market appraisals, and projected future revenue streams. For certain items that we believe we have the appropriate expertise to determine the fair value, we may choose to use our own calculations of the value. In other cases, where the value is not easily determined, we consult with outside parties to determine the fair value of the identified asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired entity and the net value of assets acquired on our balance sheet, including identifiable intangibles, is recorded as goodwill. Acquisition intangibles and goodwill are qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired on at least an annual basis.
We currently have both AFS and trading investment securities that are carried at fair value. Changes in the fair value of AFS investment securities are included as a component of other comprehensive income, while declines in the fair value of these securities below their cost that are other-than-temporary are reflected as realized losses in the consolidated statements of income. The change in value of trading investment securities is included in current earnings. We evaluate AFS securities for indications of losses that are considered other-than-temporary, if any, on a regular basis. The market values for AFS and trading investment securities are typically obtained from outside sources and applied to individual securities within the portfolio.

Distribution of Assets, Liabilities, and Shareholders' Equity; Interest Rates and Interest Differential
The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. These schedules also present an analysis of interest income and interest expense for the years indicated. All interest income is reported on a FTE basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. FRB and FHLB restricted equity holdings are included in accrued income and other assets.

	Year Ended December 31
	2013			2012			2011
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$790,132	$41,233	5.22%	$754,304	$43,396	5.75%	$743,441	$45,463	6.12%
Taxable investment securities	335,575	7,228	2.15%	309,681	7,555	2.44%	235,437	6,941	2.95%
Nontaxable investment securities	165,774	8,294	5.00%	145,502	7,941	5.46%	136,356	7,847	5.75%
Trading account securities	1,071	55	5.14%	2,624	142	5.41%	5,087	286	5.62%
Other	27,235	447	1.64%	33,359	486	1.46%	37,539	506	1.35%
Total earning assets	1,319,787	57,257	4.34%	1,245,470	59,520	4.78%	1,157,860	61,043	5.27%
NONEARNING ASSETS
ALLL	(11,877)			(12,408)			(12,522)
Cash and demand deposits due from banks	18,162			19,409			20,195
Premises and equipment	25,993			25,244			24,397
Accrued income and other assets	96,375			103,368			97,265
Total assets	$1,448,440			$1,381,083			$1,287,195
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$183,665	161	0.09%	$170,851	204	0.12%	$152,530	189	0.12%
Savings deposits	242,777	366	0.15%	214,958	451	0.21%	192,999	488	0.25%
Time deposits	456,774	6,613	1.45%	473,675	8,476	1.79%	467,931	10,258	2.19%
Borrowed funds	251,590	3,881	1.54%	225,689	4,292	1.90%	198,828	5,268	2.65%
Total interest bearing liabilities	1,134,806	11,021	0.97%	1,085,173	13,423	1.24%	1,012,288	16,203	1.60%
NONINTEREST BEARING LIABILITIES
Demand deposits	141,872			125,443			113,726
Other	8,752			9,785			9,802
Shareholders’ equity	163,010			160,682			151,379
Total liabilities and shareholders’ equity	$1,448,440			$1,381,083			$1,287,195
Net interest income (FTE)		$46,236			$46,097			$44,840
Net yield on interest earning assets (FTE)			3.50%			3.70%			3.87%

Net Interest Income
Net interest income is the amount by which interest income on earning assets exceeds the interest expenses on interest bearing liabilities. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. We exert some control over these factors; however, FRB monetary policy and competition have a significant impact. Interest income includes loan fees of $3,182 in 2013, $3,178 in 2012, and $2,385 in 2011. For analytical purposes, net interest income is adjusted to an FTE basis by adding the income tax savings from interest on tax exempt loans, AFS securities, and trading securities, thus making year to year comparisons more meaningful.
Volume and Rate Variance Analysis
The following table sets forth the effect of volume and rate changes on interest income and expense for the periods indicated. For the purpose of this table, changes in interest due to volume and rate were determined as follows:
Volume—change in volume multiplied by the previous year’s rate.
Rate—change in the FTE rate multiplied by the previous year’s volume.
The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2013 Compared to 2012 Increase (Decrease) Due to			2012 Compared to 2011 Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
Changes in interest income
Loans	$1,996	$(4,159)	$(2,163)	$656	$(2,723)	$(2,067)
Taxable AFS securities	601	(928)	(327)	1,945	(1,331)	614
Nontaxable AFS securities	1,049	(696)	353	511	(417)	94
Trading securities	(80)	(7)	(87)	(134)	(10)	(144)
Other	(96)	57	(39)	(59)	39	(20)
Total changes in interest income	3,470	(5,733)	(2,263)	2,919	(4,442)	(1,523)
Changes in interest expense
Interest bearing demand deposits	14	(57)	(43)	22	(7)	15
Savings deposits	53	(138)	(85)	52	(89)	(37)
Time deposits	(293)	(1,570)	(1,863)	124	(1,906)	(1,782)
Borrowed funds	457	(868)	(411)	647	(1,623)	(976)
Total changes in interest expense	231	(2,633)	(2,402)	845	(3,625)	(2,780)
Net change in interest margin (FTE)	$3,239	$(3,100)	$139	$2,074	$(817)	$1,257
As shown in the following table, we experienced significant downward pressure on our net yield on interest earning assets over the past 12 months. This pressure is a direct result of FRB monetary policy which has reduced yields on interest earning assets more than rates on interest bearing liabilities. The persistent low interest rate environment coupled with an increase in the concentration of AFS securities and trading securities as a percentage of earnings assets has also placed downward pressure on net interest margin yield.

	Average Yield / Rate for the Three Month Periods Ended:
	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Total earning assets	4.30%	4.31%	4.35%	4.41%	4.61%
Total interest bearing liabilities	0.94%	0.96%	0.99%	1.01%	1.12%
Net yield on interest earning assets (FTE)	3.50%	3.48%	3.50%	3.54%	3.65%

While there have been increases in long term interest rates, short and medium term interest rates continue to be at historically low levels. We do not anticipate any significant changes in net interest margin yield in the near future. Despite the challenging current interest rate environment, we anticipate net interest income and the net yield on interest earning assets (FTE) will modestly increase as most interest earning assets have already repriced at lower rates while some interest bearing liabilities will likely reprice at lower interest rates in coming periods. As shown in in the following table net interest income in the fourth quarter of 2013 exceeded net interest income in each of the previous four quarters.

	Quarter to Date Net Interest Income
	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Total interest income	$13,603	$13,505	$13,440	$13,528	$13,845
Total interest expense	2,683	2,736	2,781	2,821	3,051
Net interest income	$10,920	$10,769	$10,659	$10,707	$10,794
Allowance for Loan and Lease Losses
The viability of any financial institution is ultimately determined by its management of credit risk. Loans represent our single largest concentration of risk. The ALLL is our estimation of losses within the existing loan portfolio. We allocate the ALLL throughout the loan portfolio based on our assessment of the underlying risks associated with each loan segment. Our assessments include allocations based on specific impairment valuation allowances, historical charge-offs, internally assigned credit ratings, and past due and nonaccrual balances. A portion of the ALLL is not allocated to any one loan segment, but is instead a reflection of other qualitative risks within the loan portfolio.
The following table summarizes our charge-off and recovery activity for the years ended December 31:

	2013	2012	2011	2010	2009
ALLL at beginning of period	$11,936	$12,375	$12,373	$12,979	$11,982
Loans charged-off
Commercial and agricultural	907	1,672	1,984	3,731	3,081
Residential real estate	1,004	1,142	2,240	2,524	2,627
Consumer	429	542	552	596	934
Total loans charged-off	2,340	3,356	4,776	6,851	6,642
Recoveries
Commercial and agricultural	363	240	461	453	623
Residential real estate	181	122	177	638	546
Consumer	249	255	314	297	377
Total recoveries	793	617	952	1,388	1,546
Provision for loan losses	1,111	2,300	3,826	4,857	6,093
ALLL at end of period	$11,500	$11,936	$12,375	$12,373	$12,979
Net loans charged-off	$1,547	$2,739	$3,824	$5,463	$5,096
Net loans charged-off to average loans outstanding	0.20%	0.36%	0.51%	0.75%	0.70%
ALLL as a % of loans at end of period	1.42%	1.54%	1.65%	1.68%	1.79%
The following table summarizes our charge-off and recovery activity for the three months ended:

	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Total loans charged-off	$497	$602	$719	$522	$1,469
Total recoveries	152	151	295	195	143
Net loans charged-off	345	451	424	327	1,326
Net loans charged-off to average loans outstanding	0.04%	0.06%	0.05%	0.04%	0.17%
Provision for loan losses	$245	$351	$215	$300	$1,200

As the level of net loans charged-off has continued to decline since 2008, we have been able to gradually reduce the ALLL in both amount and as a percentage of loans. We anticipate 2014 net loans charged-off to approximate 2013 levels and, as such, we anticipate that the ALLL will approximate current levels. While overall net loans charged-off is likely to remain at current levels in the near future, charge-offs on residential real estate loans are anticipated to increase slightly as a percentage of net loans charged-off due to increased foreclosures as a result of the impact of the CFPB ability to repay rules. For further discussion of the allocation of the ALLL, see “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.
Loans Past Due and Loans in Nonaccrual Status
Increases in past due and nonaccrual loans can have a significant impact on the ALLL. To determine the potential impact, and corresponding estimated losses, we analyze our historical loss trends on loans past due greater than 30 days and nonaccrual loans. We monitor all loans that are past due and in nonaccrual status for indicators of additional deterioration.

	Total Past Due and Nonaccrual
	December 31 2013	September 30 2013	June 30 2013	March 31 2013	December 31 2012
Commercial and agricultural	$3,621	$5,371	$4,962	$8,713	$7,271
Residential real estate	7,008	6,339	5,080	4,077	5,431
Consumer	259	152	104	212	199
Total	$10,888	$11,862	$10,146	$13,002	$12,901

	Total Past Due and Nonaccrual as of December 31
	2013	2012	2011	2011	2009
Commercial and agricultural	$3,621	$7,271	$7,420	$9,606	$8,839
Residential real estate	7,008	5,431	5,297	8,119	10,296
Consumer	259	199	186	309	460
Total	$10,888	$12,901	$12,903	$18,034	$19,595
A summary of loans past due and in nonaccrual status, including the composition of the ending balance of nonaccrual loans by type, is included in “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.
Troubled Debt Restructurings
We have taken a proactive approach to avoid foreclosures on borrowers who are willing to work with us in modifying their loans, thus making them more affordable. While this approach has allowed certain borrowers to develop a payment structure that will allow them to continue making payments in lieu of foreclosure, it has contributed to a significant increase in the level of loans classified as TDRs. The implementation of ASU No. 2011-02 “A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring” has also contributed to the increased level of TDRs. The modifications have been successful for us and our customers as very few of the modified loans have resulted in foreclosures. At the time of the TDR, the loan is reviewed to determine whether or not to classify the loan as accrual or nonaccrual. The majority of new modifications result in terms that satisfy our criteria for continued interest accrual. TDRs that have been placed in nonaccrual status may be placed back on accrual status after six months of continued performance.
We restructure debt with borrowers who due to temporary financial difficulties are unable to service their debt under the original terms. We may extend the amortization period, reduce interest rates, forgive principal, or a combination of these modifications. Typically, the modifications are for a period of five years or less. There were no TDRs that were Government sponsored as of December 31, 2013 or December 31, 2012.
Losses associated with TDRs, if any, are included in the estimation of the ALLL in the quarter in which a loan is identified as a TDR, and we review the ALLL estimation each reporting period to ensure its continued appropriateness.

The following table provides a roll-forward of TDRs for the years ended December 31, 2012 and 2013:

	Accruing Interest		Nonaccrual		Total
	Number of Loans	Balance	Number of Loans	Balance	Number of Loans	Balance
January 1, 2012	112	$17,739	12	$1,017	124	$18,756
New modifications	58	10,149	9	1,217	67	11,366
Principal payments	—	(1,578)	—	(287)	—	(1,865)
Loans paid-off	(40)	(7,719)	(4)	(158)	(44)	(7,877)
Partial charge-off	—	(231)	—	(40)	—	(271)
Balances charged-off	(2)	(140)	(4)	(100)	(6)	(240)
Transfers to OREO	(2)	(134)	(5)	(380)	(7)	(514)
Transfers to accrual status	2	131	(2)	(131)	—	—
Transfers to nonaccrual status	(13)	(1,686)	13	1,686	—	—
December 31, 2012	115	16,531	19	2,824	134	19,355
New modifications	76	12,192	5	424	81	12,616
Principal payments	—	(891)	—	(292)	—	(1,183)
Loans paid-off	(17)	(2,844)	(6)	(800)	(23)	(3,644)
Partial charge-off	—	(79)	—	(477)	—	(556)
Balances charged-off	(3)	(167)	(1)	(27)	(4)	(194)
Transfers to OREO	(1)	(33)	(7)	(496)	(8)	(529)
Transfers to accrual status	2	133	(2)	(133)	—	—
Transfers to nonaccrual status	(7)	(419)	7	419	—	—
December 31, 2013	165	$24,423	15	$1,442	180	$25,865
The following table summarizes our TDRs as of December 31:

	2013			2012			2011
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	$21,690	$1,189	$22,879	$16,301	$941	$17,242	$16,125	$514	$16,639
Past due 30-59 days	2,158	37	2,195	158	561	719	1,564	344	1,908
Past due 60-89 days	575	—	575	72	41	113	50	85	135
Past due 90 days or more	—	216	216	—	1,281	1,281	—	74	74
Total	$24,423	$1,442	$25,865	$16,531	$2,824	$19,355	$17,739	$1,017	$18,756

	2010			2009
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	$4,798	$499	$5,297	$2,754	$786	$3,540
Past due 30-59 days	175	26	201	107	80	187
Past due 60-89 days	102	—	102	—	824	824
Past due 90 days or more	—	163	163	—	426	426
Total	$5,075	$688	$5,763	$2,861	$2,116	$4,977
Additional disclosures about TDRs are included in “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.

Impaired Loans
The following is a summary of information pertaining to impaired loans as of December 31:

	2013			2012
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance
TDRs
Commercial real estate	$10,663	$11,193	$1,585	$9,227	$9,640	$1,333
Commercial other	1,310	1,340	62	1,167	1,197	38
Agricultural real estate	1,459	1,459	30	91	91	32
Agricultural other	79	199	—	569	689	59
Residential real estate senior liens	12,266	12,841	2,010	8,224	8,670	1,429
Residential real estate junior liens	20	20	4	21	57	4
Consumer secured	68	69	—	56	56	—
Total TDRs	25,865	27,121	3,691	19,355	20,400	2,895
Other impaired loans
Commercial real estate	1,707	2,193	330	1,817	2,304	320
Commercial other	136	217	58	2,245	2,376	359
Agricultural other	—	—	—	63	63	—
Residential real estate senior liens	1,795	2,473	268	2,226	3,002	354
Residential real estate junior liens	28	45	5	51	61	9
Home equity lines of credit	193	493	—	182	482	—
Consumer secured	51	79	—	19	28	—
Total other impaired loans	3,910	5,500	661	6,603	8,316	1,042
Total impaired loans	$29,775	$32,621	$4,352	$25,958	$28,716	$3,937
Additional disclosure related to impaired loans is included in “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.
Nonperforming Assets
The following table summarizes our nonperforming assets as of December 31:

	2013	2012	2011	2010	2009
Nonaccrual loans	$3,244	$7,303	$6,389	$5,610	$8,522
Accruing loans past due 90 days or more	142	428	760	486	768
Total nonperforming loans	3,386	7,731	7,149	6,096	9,290
Foreclosed assets	1,412	2,018	1,876	2,067	1,157
Total nonperforming assets	$4,798	$9,749	$9,025	$8,163	$10,447
Nonperforming loans as a % of total loans	0.42%	1.00%	0.95%	0.83%	1.28%
Nonperforming assets as a % of total assets	0.32%	0.68%	0.67%	0.67%	0.91%
After a loan is 90 days past due, it is generally placed in nonaccrual status unless it is well secured and in the process of collection. Upon transferring the loans to nonaccrual status, we perform an evaluation to determine the net realizable value of the underlying collateral. This evaluation is used to help determine if any charge-offs are necessary. Loans may be placed back on accrual status after six months of continued performance.
Included in the nonaccrual loan balances above were loans currently classified as TDRs as of December 31:

	2013	2012	2011	2010	2009
Commercial and agricultural	$833	$2,325	$520	$115	$1,692
Residential real estate	609	499	497	573	424
Total	$1,442	$2,824	$1,017	$688	$2,116

Nonaccrual TDRs increased in 2012 as a result of two large TDRs that were granted during the year. These relationships had a balance of $756 and $1,710 as of December 31, 2013 and 2012, respectively.
The following table lists individually significant commercial and agricultural loan relationships in nonaccrual status. To be classified as individually significant, the recorded investment in nonaccrual loans to each borrower must have exceeded $1,000 as of the end of each period.

	2013			2012			2011
	Outstanding Balance		Specific Allocation	Outstanding Balance		Specific Allocation	Outstanding Balance	Specific Allocation
Borrower 1	$—		$—	$—	(A)	$—	$1,014	$—	(C)
Borrower 2	—		—	—	(B)	—	1,900	—	(D)
Borrower 3	—	(A)	—	2,077		359	—	—
Borrower 4	—		—	—		—	—	—
Others not individually significant	3,244			5,226			3,475
Total	$3,244			$7,303			$6,389

	2010			2009
	Outstanding Balance		Specific Allocation	Outstanding Balance	Specific Allocation
Borrower 1	$—		$—	$—	$—
Borrower 2	2,679		345	—	—
Borrower 3	—		—	—	—
Borrower 4	—	(B)	—	1,800	—	(D)
Others not individually significant	2,931			6,722
Total	$5,610			$8,522

A -	Transferred to accrual status.
B -	Loan was partially charged-off with the remaining outstanding balance paid off by the customer.
C -	No specific allocation as the net realizable value of the loan’s underlying collateral value exceeded the loan’s carrying balance.
D -	No specific allocation established for this loan as it was charged down to reflect the current fair value of the underlying real estate.
Additional disclosures about nonaccrual loans are included in “Note 6 – Loans and ALLL” of the Notes to Consolidated Financial Statements.
We continue to devote considerable attention to identifying impaired loans and adjusting the net carrying value of these loans to their current net realizable values through the establishment of a specific reserve or the recording of a charge-off. We believe that all loans deemed to be impaired have been identified.
We believe that the level of the ALLL is appropriate as of December 31, 2013 and we will continue to closely monitor overall credit quality and our policies and procedures related to the analysis of the ALLL to ensure that the ALLL remains appropriate.

Noninterest Income and Noninterest Expenses
Noninterest income consists of service charges and fees, gains on sale of mortgage loans, earnings on corporate owned life insurance policies, gains and losses on sales of AFS securities, and other income. Significant account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2013	2012	$	%	2011	$	%
Service charges and fees
NSF and overdraft fees	$2,243	$2,367	$(124)	(5.24)%	$2,500	$(133)	(5.32)%
ATM and debit card fees	1,944	1,874	70	3.74%	1,736	138	7.95%
Trust fees	1,154	1,061	93	8.77%	979	82	8.38%
Freddie Mac servicing fee	737	757	(20)	(2.64)%	732	25	3.42%
Service charges on deposit accounts	373	337	36	10.68%	324	13	4.01%
Net OMSRs income (loss)	269	(89)	358	N/M	(293)	204	(69.62)%
All other	116	125	(9)	(7.20)%	140	(15)	(10.71)%
Total service charges and fees	6,836	6,432	404	6.28%	6,118	314	5.13%
Gain on sale of mortgage loans	962	1,576	(614)	(38.96)%	538	1,038	N/M
Earnings on corporate owned life insurance policies	732	698	34	4.87%	609	89	14.61%
Gain (loss) on sale of AFS securities	171	1,119	(948)	(84.72)%	3	1,116	N/M
Other
Brokerage and advisory fees	704	574	130	22.65%	545	29	5.32%
Gain on sale of OREO	286	220	66	30.00%	62	158	N/M
Corporate Settlement Solutions joint venture	143	504	(361)	(71.63)%	(182)	686	N/M
Other	341	407	(66)	(16.22)%	525	(118)	(22.48)%
Total other	1,474	1,705	(231)	(13.55)%	950	755	79.47%
Total noninterest income	$10,175	$11,530	$(1,355)	(11.75)%	$8,218	$3,312	40.30%

Significant changes in noninterest income are detailed below:

•
We continuously analyze various fees related to deposit accounts including service charges and NSF and overdraft fees. Based on these analyses, we make any necessary adjustments to ensure that our fee structure is within the range of our competitors, while at the same time making sure that the fees remain fair to deposit customers. NSF and overdraft fees represent the largest single component of service charges and fees. While we have experienced significant increases in deposit accounts, NSF and overdraft fees continue to decline. This decline has primarily been the result of reduced overdraft activity by our customers. We expect this trend to continue.

•
As customers continue to increase their dependence on ATM and debit cards, we have seen a corresponding increase in fees. We do not anticipate significant changes to our ATM and debit fee structure; however, we do expect that these fees will continue to increase as the usage of ATM and debit cards increase.

•
In recent periods, we have invested considerable efforts to increase our market share in trust and brokerage and advisory services. These efforts have translated into increases in trust fees and brokerage and advisory fees. We expect this trend to continue.

•
Offering rates on residential mortgage loans is the most significant driver behind fluctuations in the gain on sale of mortgage loans and net OMSRs income (loss). As offering rates increase, we typically experience reductions in the gain on sale of mortgage loans. Offsetting these declines are increases in the value of our mortgage servicing portfolio, leading to the increase in net OMSRs income. As mortgage rates are not expected to noticeably decline in the foreseeable future and purchase money mortgage activity will likely remain soft, we expect mortgage origination volumes to significantly decline in 2014 leading to further declines in the gain on sale of mortgage loans.

•
We are continually analyzing our AFS securities for potential sale opportunities. These analyses identified several mortgage-backed securities pools in 2013 and 2012 that made economic sense to sell. We do not anticipate any significant investment sales during 2014.

•
Earnings on corporate owned life insurance policies increased in 2012 as a result of the purchase of an additional $4,000 in policies in the third quarter of 2011. Future earnings are expected to approximate current levels.

•
As property values and the facts and circumstances surrounding each property vary, gains or losses from the sale of OREO fluctuates from year to year. We do not anticipate any significant gains or losses on assets currently included in OREO.

•
Income from the joint venture in Corporate Settlement Solutions has declined in 2013 as a result of the decline in mortgage loan refinancing activity. Additionally, Corporate Settlement Solutions has increased staffing levels to expand its national operations. We expect 2014 earnings to approximate current levels.

•	The fluctuations in all other income is spread throughout various categories, none of which are individually significant. We do not anticipate any significant fluctuations from current levels in 2014.

Noninterest expenses include compensation and benefits, furniture and equipment, occupancy, net AFS security impairment loss, and other expenses. Significant account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2013	2012	$	%	2011	$	%
Compensation and benefits
Employee salaries	$15,677	$15,374	$303	1.97%	$14,377	$997	6.93%
Employee benefits	5,788	5,853	(65)	(1.11)%	4,915	938	19.08%
Total compensation and benefits	21,465	21,227	238	1.12%	19,292	1,935	10.03%
Furniture and equipment
Service contracts	2,277	1,995	282	14.14%	1,898	97	5.11%
Depreciation	1,889	1,796	93	5.18%	1,916	(120)	(6.26)%
ATM and debit card fees	710	690	20	2.90%	629	61	9.70%
All other	69	79	(10)	(12.66)%	54	25	46.30%
Total furniture and equipment	4,945	4,560	385	8.44%	4,497	63	1.40%
Occupancy
Outside services	671	605	66	10.91%	587	18	3.07%
Depreciation	667	621	46	7.41%	605	16	2.64%
Utilities	502	463	39	8.42%	462	1	0.22%
Property taxes	499	501	(2)	(0.40)%	470	31	6.60%
All other	314	329	(15)	(4.56)%	346	(17)	(4.91)%
Total occupancy	2,653	2,519	134	5.32%	2,470	49	1.98%
Net AFS securities impairment loss	—	282	(282)	(100.00)%	—	282	100.00%
Other
Marketing and community relations	1,131	1,965	(834)	(42.44)%	1,174	791	67.38%
FDIC insurance premiums	1,082	864	218	25.23%	1,086	(222)	(20.44)%
Directors fees	819	885	(66)	(7.46)%	842	43	5.11%
Audit and related fees	738	711	27	3.80%	714	(3)	(0.42)%
Education and travel	502	588	(86)	(14.63)%	526	62	11.79%
Loan underwriting fees	423	403	20	4.96%	331	72	21.75%
Printing and supplies	396	424	(28)	(6.60)%	405	19	4.69%
Postage and freight	387	389	(2)	(0.51)%	388	1	0.26%
Legal fees	359	268	91	33.96%	302	(34)	(11.26)%
Consulting fees	315	482	(167)	(34.65)%	386	96	24.87%
Amortization of deposit premium	221	260	(39)	(15.00)%	299	(39)	(13.04)%
Foreclosed asset and collection	211	202	9	4.46%	576	(374)	(64.93)%
State taxes	140	187	(47)	(25.13)%	57	130	N/M
Other losses	109	300	(191)	(63.67)%	54	246	N/M
All other	1,517	1,123	394	35.08%	1,131	(8)	(0.71)%
Total other	8,350	9,051	(701)	(7.75)%	8,271	780	9.43%
Total noninterest expenses	$37,413	$37,639	$(226)	(0.60)%	$34,530	$3,109	9.00%

Significant changes in noninterest expenses are detailed below:

•
Employee salaries have increased as a result of normal merit increases and due to our continued growth. Employee benefit expenses increased in 2012 primarily as a result of increases in health care and retirement related expenses. Despite the increase in employee salaries in 2013, employee benefit expenses declined. This decline was the result of decreases in retirement related expenses. We anticipate that total employee benefits will increase moderately in 2014.

•
Service contracts have increased during 2013 due to costs related to data lines as well as increases in various other contracts as we continue to expand our on-line services offered to customers. Service contracts are expected to continue their increases in 2014.

•
During the first quarter of 2012, we recorded a credit impairment on an AFS security through earnings due to a bond being downgraded below investment grade. We continuously monitor the AFS security portfolio for other potential OTTI. For further discussion, see “Note 5 – AFS Securities” of the Notes to Consolidated Financial Statements.

•
We have consistently been a strong supporter of the various communities, schools, and charities in the markets we serve. We sponsor a foundation, which we established in 1996, that is funded by discretionary donations. The affiliated foundation provides centralized oversight for donations to organizations that benefit our communities. Included in marketing and community relations were discretionary donations to the foundation of $200, $850, and $250 for the years ended December 31, 2013, 2012, and 2011, respectively.

•
FDIC insurance premiums increased in 2013 as a result of us receiving less of a refund for prepaid FDIC insurance premiums than we had anticipated. FDIC insurance premiums are anticipated to decline slightly in 2014.

•	Audit and related fees fluctuate from period to period based on the timing of services performed. Audit and related fees are expected to approximate current levels in 2014.

•
We place a strong emphasis on employee development through continuous education. Education and travel expenses vary from year to year based on the timing of various programs that our employees attend. Education and travel expenses are expected to increase in 2014, but are not expected to exceed 2012 levels.

•
Legal fees increased in 2013 as a result of higher costs associated with filing documents with the SEC, primarily those associated with XBRL tagging as well as legal costs incurred in relation to loan collection efforts. We expect legal fees to approximate current levels for 2014.

•
During the first quarter of 2012, we incurred consulting fees to review our FHLB advances for potential restructuring options. These fees were also elevated in 2012 due to the engagement of consultants to review our loan prepayment and deposit decay assumptions and various information technology projects. Consulting fees are anticipated to approximate current levels in 2014.

•
Other losses increased significantly in 2012 primarily as a result of losses incurred related to fraudulent activities as well as losses related to the repurchase of a loan that we previously sold to a third party. While other losses fluctuate from period to period, they are expected to approximate current levels in 2014.

•	The fluctuations in all other expenses are spread throughout various categories, none of which are individually significant.

Analysis of Changes in Financial Condition
The following table shows the composition and changes in our balance sheet as of December 31:

			Change
	2013	2012	$	%
ASSETS
Cash and cash equivalents	$41,558	$24,920	$16,638	66.77%
Certificates of deposit held in other financial institutions	580	4,465	(3,885)	(87.01)%
Trading securities	525	1,573	(1,048)	(66.62)%
AFS securities
Amortized cost of AFS securities	517,614	490,420	27,194	5.55%
Unrealized gains (losses) on AFS securities	(5,552)	13,590	(19,142)	(140.85)%
AFS securities	512,062	504,010	8,052	1.60%
Mortgage loans AFS	1,104	3,633	(2,529)	(69.61)%
Loans
Gross loans	808,037	772,753	35,284	4.57%
Less allowance for loan and lease losses	11,500	11,936	(436)	(3.65)%
Net loans	796,537	760,817	35,720	4.69%
Premises and equipment	25,719	25,787	(68)	(0.26)%
Corporate owned life insurance policies	24,401	22,773	1,628	7.15%
Accrued interest receivable	5,442	5,227	215	4.11%
Equity securities without readily determinable fair values	18,293	18,118	175	0.97%
Goodwill and other intangible assets	46,311	46,532	(221)	(0.47)%
Other assets	20,605	12,784	7,821	61.18%
TOTAL ASSETS	$1,493,137	$1,430,639	$62,498	4.37%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,043,766	$1,017,667	$26,099	2.56%
Borrowed funds	279,326	241,001	38,325	15.90%
Accrued interest payable and other liabilities	9,436	7,482	1,954	26.12%
Total liabilities	1,332,528	1,266,150	66,378	5.24%
Shareholders’ equity	160,609	164,489	(3,880)	(2.36)%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,493,137	$1,430,639	$62,498	4.37%
As shown above, total assets have increased $62,498 since December 31, 2012. During 2013, we increased our cost basis of AFS securities by $27,194 while loans grew by $35,284. The increase in our AFS securities portfolio was partially offset by $19,142 in unrealized losses observed during the year. This balance sheet growth was funded by increases in both deposits and borrowed funds. While we do anticipate that generating quality loans will continue to be competitive, we expect that loans will continue to grow in 2014.
A discussion of changes in balance sheet amounts by major categories follows:
Certificates of deposit held in other financial institutions
During 2013, we reinvested maturities of certificates of deposit held in other financial institutions into AFS investment securities to increase net interest margins (as the yields on AFS investment securities exceeded the potential reinvestment rates for certificates of deposits held in other financial institutions during the year). This trend is likely to continue in 2014.

AFS investment securities
The primary objective of our investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and our overall exposure to changes in interest rates.
The following is a schedule of the carrying value of AFS investment securities as of December 31:

	2013	2012	2011
Government sponsored enterprises	$23,745	$25,776	$397
States and political subdivisions	201,988	182,743	174,938
Auction rate money market preferred	2,577	2,778	2,049
Preferred stocks	5,827	6,363	5,033
Mortgage-backed securities	144,115	155,345	143,602
Collateralized mortgage obligations	133,810	131,005	99,101
Total	$512,062	$504,010	$425,120
Excluding those holdings in government sponsored enterprises and municipalities within the State of Michigan, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. We have a policy prohibiting investments in securities that we deem are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes. Our holdings in mortgage-backed securities and collateralized mortgage obligations include only government agencies and government sponsored agencies as we hold no investments in private label mortgage-backed securities or collateralized mortgage obligations.
The following is a schedule of maturities of AFS investment securities and their weighted average yield as of December 31, 2013. Weighted average yields have been computed on an FTE basis using a tax rate of 34%. Our auction rate money market preferred is a long term floating rate instrument for which the interest rate is set at periodic auctions. At each successful auction, we have the option to sell the security at par value. Additionally, the issuers of auction rate securities generally have the right to redeem or refinance the debt. Because of their lack of contractual maturities, auction rate money market preferred and preferred stocks are not reported by a specific maturity group. Mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group due to their variable monthly payments. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Maturing
	Within One Year		After One Year But Within Five Years		After Five Years But Within Ten Years		After Ten Years		Securities with Variable Monthly Payments or Noncontractual Maturities
	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)
Government sponsored enterprises	$—	—	$73	7.91	$23,672	1.46	$—	—	$—	—
States and political subdivisions	961	6.51	38,794	4.76	98,965	4.93	63,268	4.10	—	—
Mortgage-backed securities	—	—	—	—	—	—	—	—	144,115	2.05
Collateralized mortgage obligations	—	—	—	—	—	—	—	—	133,810	2.30
Auction rate money market preferred	—	—	—	—	—	—	—	—	2,577	6.28
Preferred stocks	—	—	—	—	—	—	—	—	5,827	5.80
Total	$961	6.51	$38,867	4.77	$122,637	4.26	$63,268	4.10	$286,329	2.28

Loans
Loans are the largest component of earning assets. The proper management of credit and market risk inherent in the loan portfolio is critical to our financial well-being. To control these risks, we have adopted strict underwriting standards. These standards include specific criteria against lending outside our defined market areas, lending limits to a single borrower, and strict loan to collateral value limits. We also monitor and limit loan concentrations to specific industries. We have no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.
The following table presents the composition of the loan portfolio for the years ended December 31:

	2013	2012	2011	2010	2009
Commercial	$392,104	$371,505	$365,714	$348,852	$340,274
Agricultural	92,589	83,606	74,645	71,446	64,845
Residential real estate	289,931	284,148	278,360	284,029	285,838
Consumer	33,413	33,494	31,572	30,977	32,359
Total	$808,037	$772,753	$750,291	$735,304	$723,316
The following table presents the change in the loan portfolio categories for the years ended December 31:

	2013		2012		2011
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Commercial	$20,599	5.54%	$5,791	1.58%	$16,862	4.83%
Agricultural	8,983	10.74%	8,961	12.00%	3,199	4.48%
Residential real estate	5,783	2.04%	5,788	2.08%	(5,669)	(2.00)%
Consumer	(81)	(0.24)%	1,922	6.09%	595	1.92%
Total	$35,284	4.57%	$22,462	2.99%	$14,987	2.04%
We expect loans to increase moderately in 2014, with most of the growth in commercial loans.
Equity securities without readily determinable fair values
Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost and investments in unconsolidated entities accounted for under the equity method of accounting (see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 20 – Fair Value” of the Notes to Consolidated Financial Statements).
Deposits
Deposits are our primary source of funding. The following table presents the composition of the deposit portfolio as of December 31:

	2013	2012	2011	2010	2009
Noninterest bearing demand deposits	$158,428	$143,735	$119,072	$104,902	$96,875
Interest bearing demand deposits	192,089	181,259	163,653	142,259	128,111
Savings deposits	243,237	228,338	193,902	177,817	157,020
Certificates of deposit	362,473	376,790	395,777	386,435	356,594
Brokered certificates of deposit	56,329	55,348	54,326	53,748	50,933
Internet certificates of deposit	31,210	32,197	31,434	12,178	13,119
Total	$1,043,766	$1,017,667	$958,164	$877,339	$802,652

The following table presents the change in the deposit categories for the years ended December 31:

	2013		2012		2011
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Noninterest bearing demand deposits	$14,693	10.22%	$24,663	20.71%	$14,170	13.51%
Interest bearing demand deposits	10,830	5.97%	17,606	10.76%	21,394	15.04%
Savings deposits	14,899	6.52%	34,436	17.76%	16,085	9.05%
Certificates of deposit	(14,317)	(3.80)%	(18,987)	(4.80)%	9,342	2.42%
Brokered certificates of deposit	981	1.77%	1,022	1.88%	578	1.08%
Internet certificates of deposit	(987)	(3.07)%	763	2.43%	19,256	158.12%
Total	$26,099	2.56%	$59,503	6.21%	$80,825	9.21%
We anticipate deposits to continue to increase in 2014. Growth in 2014 is anticipated to continue to come in the form of non-contractual deposits, while certificates of deposit are expected to approximate current levels.
The remaining maturity of time certificates and other time deposits of $100 or more as of December 31, 2013 was as follows:

Maturity
Within 3 months	$33,773
Within 3 to 6 months	26,598
Within 6 to 12 months	48,345
Over 12 months	128,986
Total	$237,702
Borrowed Funds
Borrowed funds include FHLB advances and securities sold under agreements to repurchase. The balance of borrowed funds fluctuates from period to period based on our funding needs including changes in loans, investments, and deposits. For additional disclosure related to borrowed funds, see “Note 10 – Borrowed Funds” of Notes to Consolidated Financial Statements.
Contractual Obligations and Loan Commitments
We have various financial obligations, including contractual obligations and commitments, which may require future cash payments. The following schedule summarizes our non-cancelable obligations and future minimum payments as of December 31, 2013:

	Minimum Payments Due by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Deposits
Deposits with no stated maturity	$593,754	$—	$—	$—	$593,754
Certificates of deposit with stated maturities	207,278	140,040	85,550	17,144	450,012
Total deposits	801,032	140,040	85,550	17,144	1,043,766
Borrowed funds
Short-term borrowings	106,025	—	—	—	106,025
Long-term borrowings	20,876	42,425	70,000	40,000	173,301
Total borrowed funds	126,901	42,425	70,000	40,000	279,326
Total contractual obligations	$927,933	$182,465	$155,550	$57,144	$1,323,092

We also have loan commitments that may impact liquidity. The following schedule summarizes our loan commitments and expiration dates by period as of December 31, 2013. Commitments to grant loans include loans to be sold to the secondary market. Since many of these commitments historically have expired without being drawn upon, the total amount of these commitments does not necessarily represent our future cash requirements.

	Expiration Dates by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Unused commitments under lines of credit	$72,166	$31,141	$13,059	$5,593	$121,959
Commitments to grant loans	29,096	—	—	—	29,096
Commercial and standby letters of credit	4,169	—	—	—	4,169
Total loan commitments	$105,431	$31,141	$13,059	$5,593	$155,224
For additional disclosure related to Contractual Obligations and Loan Commitments, see “Note 13 – Off-Balance-Sheet Activities” of the Notes to Consolidated Financial Statements.
Capital
Capital consists solely of common stock, retained earnings, and accumulated other comprehensive income (loss). We are currently authorized to raise capital through dividend reinvestment, employee and director stock purchases, and shareholder stock purchases. Pursuant to these authorizations, we issued 149,191 shares or $3,618 of common stock during 2013, and 124,530 shares or $2,898 of common stock in 2012. We also offer the Directors Plan in which participants either directly purchase stock or purchase stock units through deferred fees, in lieu of cash payments (see "Note 17 – Benefit Plans" of the Notes to Consolidated Financial Statements). Pursuant to this plan, we increased shareholders’ equity by $554 and $643 during 2013 and 2012, respectively.
We have approved a publicly announced common stock repurchase plan. Pursuant to this plan, we repurchased 98,014 shares or $2,375 of common stock compared to 83,586 shares for $1,980 during 2013 and 2012, respectively. As of December 31, 2013, we were authorized to repurchase up to an additional 137,396 shares of common stock.
There are no significant regulatory constraints placed on our capital. The FRB’s current recommended minimum primary capital to assets requirement is 6.00%. Our primary capital to adjusted average assets, which consists of shareholders' equity plus the ALLL acquisition intangibles, was 8.46% as of December 31, 2013.
The FRB has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off balance sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8.00%, of which at least 4.00% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and our values as of December 31:

	2013	2012	Required
Equity Capital	13.67%	13.23%	4.00%
Secondary Capital	1.25%	1.25%	4.00%
Total Capital	14.92%	14.48%	8.00%
Secondary capital includes only the ALLL. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.
The FRB and FDIC also prescribe minimum capital requirements for Isabella Bank. At December 31, 2013, the Bank exceeded these minimum capital requirements. On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which will be gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation. For further information regarding the Bank’s capital requirements, see “Note 16 – Minimum Regulatory Capital Requirements” of the Notes to Consolidated Financial Statements.

Fair Value
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Trading securities, AFS securities, and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time-to-time, we may be required to record at fair value other assets on a nonrecurring basis, such as mortgage loans AFS, foreclosed assets, OMSRs, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.
For further information regarding fair value measurements, see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 20 – Fair Value” of the Notes to Consolidated Financial Statements.
Interest Rate Sensitivity
Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. We strive to achieve reasonable stability in the net interest margin through periods of changing interest rates. One tool we use to measure interest rate sensitivity is gap analysis. As shown in the table below, the gap analysis depicts our position for specific time periods and the cumulative gap as a percentage of total assets.
Trading securities are included in the 0 to 3 month time frame due to their repricing characteristics. Fixed interest rate AFS securities are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans, which totaled $168,332 as of December 31, 2013, are included in the time frame of their earliest repricing. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,139 that are included in the 0 to 3 month time frame.
Savings and NOW accounts have no contractual maturity date and are believed by us to be predominantly noninterest rate sensitive. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon our analysis of deposit decay over the past five years. We believe this decay experience is consistent with our expectation for the future. As of December 31, 2013, we had a positive cumulative gap within one year. A positive gap position results when more assets, within a specified time frame, have the potential to mature or reprice than liabilities.
The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2013. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates versus stated maturities. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

	0 to 3 Months	4 to 12 Months	1 to 5 Years	Over 5 Years
Interest sensitive assets
Trading securities	$525	$—	$—	$—
AFS securities	44,680	87,212	226,963	153,207
Loans	188,897	89,166	390,793	135,937
Total	$234,102	$176,378	$617,756	$289,144
Interest sensitive liabilities
Borrowed funds	$116,169	$10,781	$112,376	$40,000
Time deposits	61,029	146,624	225,215	17,144
Savings deposits	16,598	20,843	82,092	123,704
Interest bearing demand deposits	2,390	7,169	33,397	149,133
Total	$196,186	$185,417	$453,080	$329,981
Cumulative gap	$37,916	$28,877	$193,553	$152,716
Cumulative gap as a % of assets	2.54%	1.93%	12.96%	10.23%

The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2013. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	1 Year or Less	1 to 5 Years	Over 5 Years	Total
Commercial and agricultural	$88,527	$264,296	$131,870	$484,693
Interest sensitivity
Loans maturing after one year that have:
Fixed interest rates		$218,869	$125,938
Variable interest rates		45,427	5,932
Total		$264,296	$131,870
Liquidity
Liquidity is monitored regularly by our Market Risk Committee, which consists of members of senior management. The committee reviews projected cash flows, key ratios, and liquidity available from both primary and secondary sources.
Our primary sources of liquidity are cash and cash equivalents, certificates of deposit held in other financial institutions, trading securities, and AFS securities. These categories totaled $554,725 or 37.15% of assets as of December 31, 2013 as compared to $534,968 or 37.39% as of December 31, 2012. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests, and various other commitments including expansion of operations, investment opportunities, and payment of cash dividends. Liquidity varies significantly daily, based on customer activity.
Our primary source of funds is deposit accounts. We also have the ability to borrow from the FHLB, the FRB, and through various correspondent banks in the form of federal funds purchased. These funding methods typically carry a higher interest rate than traditional market deposit accounts. Some borrowed funds, including FHLB advances, FRB Discount Window advances, and repurchase agreements, require us to pledge assets, typically in the form of certificates of deposits held in other financial institutions, trading securities, AFS securities, or loans as collateral. As of December 31, 2013, we had available lines of credit of $127,748.
The following table summarizes our sources and uses of cash for the years ended December 31:

	2013	2012	$ Variance
Net cash provided by (used in) operating activities	$22,741	$19,464	$3,277
Net cash provided by (used in) investing activities	(64,931)	(101,874)	36,943
Net cash provided by (used in) financing activities	58,828	78,740	(19,912)
Increase (decrease) in cash and cash equivalents	16,638	(3,670)	20,308
Cash and cash equivalents at beginning of period	24,920	28,590	(3,670)
Cash and cash equivalents at end of period	$41,558	$24,920	$16,638

Quantitative and Qualitative Disclosures about Market Risk
Our primary market risks are interest rate risk and liquidity risk. We have no significant foreign exchange risk and do not utilize interest rate swaps or derivatives, except for interest rate locks and forward loan commitments, in the management of IRR. Any changes in foreign exchange rates or commodity prices would have an insignificant impact on our interest income and cash flows.
IRR is the exposure of our net interest income to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method by which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to our earnings and capital.
The FRB has adopted a policy requiring us to effectively manage the various risks that can have a material impact on our safety and soundness. The risks include credit, interest rate, liquidity, operational, and reputational. We have policies, procedures, and internal controls for measuring and managing these risks. Specifically, our Funds Management policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to our Board.
The primary technique to measure IRR is simulation analysis. Simulation analysis forecasts the effects on the balance sheet structure and net interest income under a variety of scenarios that incorporate changes in interest rates, the shape of yield curves, interest rate relationships, and loan prepayments. These forecasts are compared against net interest income projected in a stable interest rate environment. While many assets and liabilities reprice either at maturity or in accordance with their contractual terms, several balance sheet components demonstrate characteristics that require an evaluation to more accurately reflect their repricing behavior. Key assumptions in the simulation analysis include prepayments on loans, probable calls of investment securities, changes in market conditions, loan volumes and loan pricing, deposit sensitivity, and customer preferences. These assumptions are inherently uncertain as they are subject to fluctuation and revision in a dynamic environment. As a result, the simulation analysis cannot precisely forecast the impact of rising and falling interest rates on net interest income. Actual results will differ from simulated results due to many other factors, including changes in balance sheet components, interest rate changes, changes in market conditions, and management strategies.
Our interest rate sensitivity is estimated by first forecasting the next twelve months of net interest income under an assumed environment of a constant balance sheet and constant market interest rates (base case). We then compare the results of various simulation analyses to the base case. At December 31, 2013, we projected the change in net interest income during the next twelve months assuming market interest rates were to immediately decrease by 100 basis points and increase by 100, 200, 300, and 400 basis points in a parallel fashion over the entire yield curve during the same time period. We did not project scenarios showing decreases in interest rates beyond 100 basis points as this is considered extremely unlikely given current interest rate levels. These projections were based on our assets and liabilities remaining static over the next twelve months, while factoring in probable calls and prepayments of certain investment securities and real estate residential and consumer loans. While it is extremely unlikely that interest rates would immediately increase to these levels, we feel that these extreme scenarios help us identify potential gaps and mismatches in the repricing characteristics of assets and liabilities. We regularly monitor our forecasted net interest income sensitivity to ensure that it remains within established limits.
The following table summarizes our interest rate sensitivity as of:

	December 31, 2013
Immediate basis point change assumption (short-term)	(100)	0	100	200	300	400
Percent change in net interest income vs. constant rates	(2.85)%	—	0.25%	(0.28)%	(0.99)%	(2.16)%

	December 31, 2012
Immediate basis point change assumption (short-term)	(100)	0	100	200	300	400
Percent change in net interest income vs. constant rates	(1.61)%	—	0.49%	(1.58)%	(1.74)%	(2.16)%
The secondary method to measure IRR is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of our interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the embedded repricing options contained in assets and liabilities. Residential real estate and consumer loans allow the borrower to repay the balance prior to maturity without penalty, while commercial and agricultural loans have prepayment penalties. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current offering rates, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in cash flows from these assets. A significant portion of our securities are callable or have prepayment options. The call and prepayment options are more likely to be exercised in a period of decreasing interest rates. Savings and demand accounts may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Certificates of deposit have penalties that discourage early withdrawals.
The following tables provide information about assets and liabilities that are sensitive to changes in interest rates as of December 31, 2013 and December 31, 2012. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management's estimate of their future cash flows. During the first quarter of 2012, we engaged the services of a third party to analyze our historical loan prepayment speeds and non-contractual deposit decay rates. We have reviewed the results of the analyses in detail and feel that it reasonably reflects the prepayment speeds and decay rates of our loan and deposit portfolios.

	December 31, 2013
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$19,903	$480	$—	$—	$—	$—	$20,383	$20,385
Average interest rates	0.25%	1.15%	—	—	—	—	0.27%
Trading securities	$525	$—	$—	$—	$—	$—	$525	$525
Average interest rates	2.77%	—	—	—	—	—	2.77%
AFS securities	$131,892	$73,723	$63,190	$52,078	$37,972	$153,207	$512,062	$512,062
Average interest rates	2.26%	2.23%	2.42%	2.48%	2.48%	2.80%	2.48%
Fixed interest rate loans (1)	$115,183	$94,841	$91,140	$118,479	$85,448	$134,614	$639,705	$639,914
Average interest rates	5.31%	5.17%	4.93%	4.53%	4.33%	4.33%	4.75%
Variable interest rate loans (1)	$69,036	$29,460	$20,332	$14,208	$15,699	$19,597	$168,332	$168,332
Average interest rates	4.76%	3.90%	4.06%	3.36%	3.35%	3.99%	4.19%
Rate sensitive liabilities
Borrowed funds	$126,950	$32,376	$10,000	$30,000	$40,000	$40,000	$279,326	$283,060
Average interest rates	0.43%	0.86%	2.15%	1.95%	2.35%	3.02%	1.35%
Savings and NOW accounts	$47,000	$33,569	$30,200	$27,198	$24,522	$272,837	$435,326	$435,326
Average interest rates	0.19%	0.12%	0.11%	0.11%	0.11%	0.11%	0.12%
Fixed interest rate certificates of deposit	$206,514	$81,038	$58,627	$46,336	$39,214	$17,144	$448,873	$451,664
Average interest rates	0.89%	1.93%	1.95%	1.63%	1.34%	1.66%	1.36%
Variable interest rate certificates of deposit	$764	$375	$—	$—	$—	$—	$1,139	$1,139
Average interest rates	0.04%	0.40%	—	—	—	—	0.16%

	December 31, 2012
	2013	2014	2015	2016	2017	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$6,411	$100	$240	$—	$—	$—	$6,751	$6,761
Average interest rates	0.86%	0.35%	1.25%	—	—	—	0.86%
Trading securities	$1,051	$522	$—	$—	$—	$—	$1,573	$1,573
Average interest rates	2.68%	2.54%	—	—	—	—	2.63%
AFS securities	$124,452	$83,606	$49,419	$42,655	$35,504	$168,374	$504,010	$504,010
Average interest rates	2.42%	2.30%	2.53%	2.82%	2.89%	2.48%	2.50%
Fixed interest rate loans (1)	$138,840	$96,013	$91,353	$85,095	$109,057	$89,760	$610,118	$622,329
Average interest rates	5.74%	5.62%	5.57%	5.21%	4.60%	4.63%	5.26%
Variable interest rate loans (1)	$64,482	$28,076	$24,669	$12,650	$22,061	$10,697	$162,635	$162,635
Average interest rates	4.90%	3.77%	3.96%	3.89%	3.36%	3.90%	4.21%
Rate sensitive liabilities
Borrowed funds	$77,865	$10,814	$42,322	$20,000	$40,000	$50,000	$241,001	$248,822
Average interest rates	0.46%	0.65%	1.14%	2.67%	2.15%	3.03%	1.59%
Savings and NOW accounts	$35,796	$32,794	$29,476	$26,520	$23,885	$261,126	$409,597	$409,597
Average interest rates	0.13%	0.13%	0.12%	0.12%	0.12%	0.11%	0.12%
Fixed interest rate certificates of deposit	$204,972	$76,373	$71,685	$51,232	$40,523	$18,399	$463,184	$471,479
Average interest rates	1.13%	1.69%	2.10%	2.14%	1.72%	1.67%	1.55%
Variable interest rate certificates of deposit	$782	$369	$—	$—	$—	$—	$1,151	$1,151
Average interest rates	0.46%	0.45%	—	—	—	—	0.46%
 (1) The fair value reported is exclusive of the allocation of the ALLL.
We do not believe that there has been a material change in the nature or categories of our primary market risk exposure, or the particular markets that present the primary risk of loss. As of the date of this report, we do not know of or expect there to be any material change in the general nature of our primary market risk exposure in the near term. As of the date of this report, we do not expect to make material changes in those methods in the near term. We may change those methods in the future to adapt to changes in circumstances or to implement new techniques.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Isabella Bank Corporation
Mount Pleasant, Michigan
We have audited the accompanying consolidated balance sheets of Isabella Bank Corporation as of December 31, 2013 and 2012, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2013. We also have audited Isabella Bank Corporation’s internal control over financial reporting as of December 31, 2013, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the COSO criteria). Isabella Bank Corporation’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the effectiveness of Isabella Bank Corporation’s internal control over financial reporting, based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material misstatement exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. We believe that our audits provide a reasonable basis for our opinion.
A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isabella Bank Corporation as of December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion Isabella Bank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria.
Rehmann Robson LLC
Saginaw, Michigan
March 4, 2014

Consolidated Financial Statements
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31
	2013	2012
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$21,755	$22,634
Interest bearing balances due from banks	19,803	2,286
Total cash and cash equivalents	41,558	24,920
Certificates of deposit held in other financial institutions	580	4,465
Trading securities	525	1,573
AFS securities (amortized cost of $517,614 in 2013 and $490,420 in 2012)	512,062	504,010
Mortgage loans AFS	1,104	3,633
Loans
Commercial	392,104	371,505
Agricultural	92,589	83,606
Residential real estate	289,931	284,148
Consumer	33,413	33,494
Gross loans	808,037	772,753
Less allowance for loan and lease losses	11,500	11,936
Net loans	796,537	760,817
Premises and equipment	25,719	25,787
Corporate owned life insurance policies	24,401	22,773
Accrued interest receivable	5,442	5,227
Equity securities without readily determinable fair values	18,293	18,118
Goodwill and other intangible assets	46,311	46,532
Other assets	20,605	12,784
TOTAL ASSETS	$1,493,137	$1,430,639
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$158,428	$143,735
NOW accounts	192,089	181,259
Certificates of deposit under $100 and other savings	455,547	455,546
Certificates of deposit over $100	237,702	237,127
Total deposits	1,043,766	1,017,667
Borrowed funds	279,326	241,001
Accrued interest payable and other liabilities	9,436	7,482
Total liabilities	1,332,528	1,266,150
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,723,023 shares (including 12,761 shares held in the Rabbi Trust) in 2013 and 7,671,846 shares (including 5,130 shares held in the Rabbi Trust) in 2012	137,580	136,580
Shares to be issued for deferred compensation obligations	4,148	3,734
Retained earnings	25,222	19,168
Accumulated other comprehensive income (loss)	(6,341)	5,007
Total shareholders’ equity	160,609	164,489
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,493,137	$1,430,639
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Dollars in thousands except per share amounts)

	Common Stock
	Shares Outstanding	Amount	Shares to be Issued for Deferred Compensation Obligations	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Totals
Balance, January 1, 2011	7,550,074	$133,592	$4,682	$8,596	$(1,709)	$145,161
Comprehensive income (loss)	—	—	—	10,210	4,198	14,408
Issuance of common stock	120,336	3,075	—	—	—	3,075
Common stock issued for deferred compensation plan	39,257	697	(773)	—	—	(76)
Share-based payment awards under equity compensation plan	—	—	615	—	—	615
Common stock purchased for deferred compensation obligations	—	(426)	—	—	—	(426)
Common stock repurchased pursuant to publicly announced repurchase plan	(120,441)	(2,204)	—	—	—	(2,204)
Cash dividends ($0.76 per share)	—	—	—	(5,770)	—	(5,770)
Balance, December 31, 2011	7,589,226	134,734	4,524	13,036	2,489	154,783
Comprehensive income (loss)	—	—	—	12,206	2,518	14,724
Issuance of common stock	124,530	2,898	—	—	—	2,898
Common stock issued for deferred compensation plan	41,676	814	(814)	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	619	(619)	—	—	—
Share-based payment awards under equity compensation plan	—	—	643	—	—	643
Common stock purchased for deferred compensation obligations	—	(505)	—	—	—	(505)
Common stock repurchased pursuant to publicly announced repurchase plan	(83,586)	(1,980)	—	—	—	(1,980)
Cash dividends ($0.80 per share)	—	—	—	(6,074)	—	(6,074)
Balance, December 31, 2012	7,671,846	136,580	3,734	19,168	5,007	164,489
Comprehensive income (loss)	—	—	—	12,510	(11,348)	1,162
Issuance of common stock	149,191	3,618	—	—	—	3,618
Common stock issued for deferred compensation plan	—	—	—	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	140	(140)	—	—	—
Share-based payment awards under equity compensation plan	—	—	554	—	—	554
Common stock purchased for deferred compensation obligations	—	(383)	—	—	—	(383)
Common stock repurchased pursuant to publicly announced repurchase plan	(98,014)	(2,375)	—	—	—	(2,375)
Cash dividends ($0.84 per share)	—	—	—	(6,456)	—	(6,456)
Balance, December 31, 2013	7,723,023	$137,580	$4,148	$25,222	$(6,341)	$160,609

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share amounts)

	Year Ended December 31
	2013	2012	2011
Interest income
Loans, including fees	$41,233	$43,396	$45,463
AFS securities
Taxable	7,228	7,555	6,941
Nontaxable	5,132	4,870	4,806
Trading securities	36	94	189
Federal funds sold and other	447	486	506
Total interest income	54,076	56,401	57,905
Interest expense
Deposits	7,140	9,131	10,935
Borrowings	3,881	4,292	5,268
Total interest expense	11,021	13,423	16,203
Net interest income	43,055	42,978	41,702
Provision for loan losses	1,111	2,300	3,826
Net interest income after provision for loan losses	41,944	40,678	37,876
Noninterest income
Service charges and fees	6,836	6,432	6,118
Net gain on sale of mortgage loans	962	1,576	538
Earnings on corporate owned life insurance policies	732	698	609
Net gain (loss) on sale of AFS securities	171	1,119	3
Other	1,474	1,705	950
Total noninterest income	10,175	11,530	8,218
Noninterest expenses
Compensation and benefits	21,465	21,227	19,292
Furniture and equipment	4,945	4,560	4,497
Occupancy	2,653	2,519	2,470
AFS securities impairment loss
Total other-than-temporary impairment loss	—	486	—
Portion of loss reported in other comprehensive income (loss)	—	(204)	—
Net AFS securities impairment loss	—	282	—
Other	8,350	9,051	8,271
Total noninterest expenses	37,413	37,639	34,530
Income before federal income tax expense	14,706	14,569	11,564
Federal income tax expense	2,196	2,363	1,354
NET INCOME	$12,510	$12,206	$10,210
Earnings per share
Basic	$1.63	$1.61	$1.35
Diluted	$1.59	$1.56	$1.31
Cash dividends per basic share	$0.84	$0.80	$0.76

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	Year Ended December 31
	2013	2012	2011
Net income	$12,510	$12,206	$10,210
Unrealized gains (losses) on AFS securities
Unrealized gains (losses) arising during the year	(18,971)	3,921	9,220
Reclassification adjustment for net realized (gains) losses included in net income	(171)	(1,119)	(3)
Reclassification adjustment for impairment loss included in net income	—	282	—
Net unrealized gains (losses)	(19,142)	3,084	9,217
Tax effect (1)	6,257	(348)	(3,719)
Unrealized gains (losses), net of tax	(12,885)	2,736	5,498
Change in unrecognized pension cost on defined benefit pension plan
Change in unrecognized pension cost arising during the year	2,120	(580)	(2,109)
Reclassification adjustment for net periodic benefit cost included in net income	208	251	138
Net change in unrecognized pension cost	2,328	(329)	(1,971)
Tax effect	(791)	111	671
Change in unrealized pension cost, net of tax	1,537	(218)	(1,300)
Other comprehensive income (loss), net of tax	(11,348)	2,518	4,198
Comprehensive income (loss)	$1,162	$14,724	$14,408

(1)	See “Note 18 – Accumulated Other Comprehensive Income (Loss)” in the accompanying notes for tax effect reconciliation.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31
	2013	2012	2011
OPERATING ACTIVITIES
Net income	$12,510	$12,206	$10,210
Reconciliation of net income to net cash provided by operations:
Provision for loan losses	1,111	2,300	3,826
Impairment of foreclosed assets	156	166	82
Depreciation	2,556	2,417	2,521
Amortization of OMSRs	522	787	714
Amortization of acquisition intangibles	221	260	299
Net amortization of AFS securities	2,028	2,277	1,689
AFS securities impairment loss	—	282	—
Net (gain) loss on sale of AFS securities	(171)	(1,119)	(3)
Net unrealized (gains) losses on trading securities	28	52	78
Net gain on sale of mortgage loans	(962)	(1,576)	(538)
Net unrealized (gains) losses on borrowings measured at fair value	—	(33)	(181)
Increase in cash value of corporate owned life insurance policies	(732)	(698)	(609)
Share-based payment awards under equity compensation plan	554	643	615
Deferred income tax (benefit) expense	(1,208)	616	389
Origination of loans held-for-sale	(53,632)	(99,353)	(57,584)
Proceeds from loan sales	57,123	100,501	56,099
Net changes in operating assets and liabilities which provided (used) cash:
Trading securities	1,020	3,085	1,049
Accrued interest receivable	(215)	621	(392)
Other assets	(122)	(2,610)	147
Accrued interest payable and other liabilities	1,954	(1,360)	449
Net cash provided by (used in) operating activities	22,741	19,464	18,860
INVESTING ACTIVITIES
Net change in certificates of deposit held in other financial institutions	3,885	4,459	6,884
Activity in AFS securities
Sales	16,229	40,677	8,877
Maturities and calls	86,225	89,112	69,275
Purchases	(131,505)	(207,035)	(165,017)
Loan principal originations, net	(38,503)	(27,103)	(20,743)
Proceeds from sales of foreclosed assets	2,122	1,594	2,041
Purchases of premises and equipment	(2,488)	(3,578)	(2,520)
Purchases of corporate owned life insurance policies	(1,092)	—	(4,000)
Proceeds from redemption of corporate owned life insurance policies	196	—	—
Net cash provided by (used in) investing activities	(64,931)	(101,874)	(105,203)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands)

	Year Ended December 31
	2013	2012	2011
FINANCING ACTIVITIES
Acceptances and withdrawals of deposits, net	$26,099	$59,503	$80,825
Increase (decrease) in borrowed funds	38,325	24,898	21,400
Cash dividends paid on common stock	(6,456)	(6,074)	(5,770)
Proceeds from issuance of common stock	3,618	2,898	2,302
Common stock repurchased	(2,375)	(1,980)	(1,507)
Common stock purchased for deferred compensation obligations	(383)	(505)	(426)
Net cash provided by (used in) financing activities	58,828	78,740	96,824
Increase (decrease) in cash and cash equivalents	16,638	(3,670)	10,481
Cash and cash equivalents at beginning of year	24,920	28,590	18,109
Cash and cash equivalents at end of year	$41,558	$24,920	$28,590
SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$11,139	$13,639	$16,239
Federal income taxes paid	2,093	2,357	878
SUPPLEMENTAL NONCASH INVESTING AND FINANCING INFORMATION:
Transfers of loans to foreclosed assets	$1,672	$1,902	$1,932

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share amounts)

Note 1 – Nature of Operations and Summary of Significant Accounting Policies
BASIS OF PRESENTATION AND CONSOLIDATION: The consolidated financial statements include the accounts of Isabella Bank Corporation, a financial services holding company, and its wholly owned subsidiaries, Isabella Bank and Financial Group Information Services. All intercompany balances and accounts have been eliminated in consolidation.
NATURE OF OPERATIONS: Isabella Bank Corporation is a financial services holding company offering a wide array of financial products and services in several mid-Michigan counties. Our banking subsidiary, Isabella Bank, offers banking services through 27 locations, 24 hour banking services locally and nationally through shared automatic teller machines, 24 hour online banking, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial loans, agricultural loans, residential real estate loans, and consumer loans. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust and investment services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of our principal markets. Our results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.
Financial Group Information Services provides information technology services to Isabella Bank Corporation and Isabella Bank.
See also "Note 19 – Related Party Transactions."
USE OF ESTIMATES: In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the ALLL, the fair value of AFS investment securities, the valuation of goodwill and other intangible assets, and the determinations of assumptions in accounting for the defined benefit pension plan.
FAIR VALUE MEASUREMENTS: Fair value refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market in which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. We may choose to measure eligible items at fair value at specified election dates.
For assets and liabilities recorded at fair value, it is our policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those financial instruments for which there is an active market. In cases where the market for a financial asset or liability is not active, we include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements. Fair value measurements for assets and liabilities for which limited or no observable market data exists are accordingly based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Investment securities AFS and trading securities are recorded at fair value on a recurring basis. Additionally, from time to time, we may be required to record other assets at fair value on a nonrecurring basis, such as mortgage loans AFS, impaired loans, foreclosed assets, OMSRs, goodwill, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy
Under fair value measurement and disclosure authoritative guidance, we group assets and liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value, based on the prioritization of inputs in the valuation techniques. These levels are:

Level 1:	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2:
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model based valuation techniques for which all significant assumptions are observable in the market.

Level 3:
Valuation is generated from model based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. Transfers between measurement levels are recognized at the end of reporting periods.
For further discussion of fair value considerations, refer to “Note 20 – Fair Value.”
SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK: Most of our activities conducted are with customers located within the central Michigan area. A significant amount of our outstanding loans are secured by commercial and residential real estate. Other than these types of loans, there is no significant concentration to any other industry or any one customer.
CASH AND CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts. Generally, federal funds sold are for a one day period. We maintain deposit accounts in various financial institutions which generally exceed federally insured limits or are not insured. We do not believe we are exposed to any significant interest, credit or other financial risk as a result of these deposits.
CERTIFICATES OF DEPOSIT HELD IN OTHER FINANCIAL INSTITUTIONS: Certificates of deposits held in other financial institutions consist of interest bearing certificates of deposit that mature within 3 years and are carried at cost.
TRADING SECURITIES: We engage in trading activities of our own accounts. Securities that are held principally for resale in the near term are recorded in the trading assets account at fair value with changes in fair value recorded in noninterest income. Interest income is included in net interest income.
AFS SECURITIES: Purchases of investment securities are generally classified as AFS. However, we may elect to classify securities as either held to maturity or trading. Securities classified as AFS are recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income. Included in AFS securities are auction rate money market preferreds and preferred stocks. These investments are considered equity securities for federal income tax purposes, and as such, no estimated federal income tax impact is expected or recorded. Auction rate money market preferred securities and preferred stocks are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on the sale of AFS securities are determined using the specific identification method.
AFS securities are reviewed quarterly for possible OTTI. In determining whether an OTTI exists for debt securities, we assert that: (a) we do not have the intent to sell the security; and (b) it is more likely than not we will not have to sell the security before recovery of its cost basis. If these conditions are not met, we recognize an OTTI charge through earnings for the difference between the debt security’s amortized cost basis and its fair value, and such amount is included in noninterest income. For debt securities that do not meet the above criteria, and we do not expect to recover the security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these debt securities, we separate the total impairment into the credit risk loss component and the amount of the loss related to market and other risk factors. In order to determine the amount of the credit loss for a debt security, we calculate the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover. The amount of the total OTTI related to the credit risk is recognized in earnings and is included in noninterest income. The amount of the total OTTI related to other risk factors is recognized as a component of other comprehensive income. For debt securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income.

AFS equity securities are reviewed for OTTI at each reporting date. This evaluation considers a number of factors including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, and our ability and intent to hold the securities until fair value recovers. If it is determined that we do not have the ability and intent to hold the securities until recovery or that there are conditions that indicate that a security may not recover in value then the difference between the fair value and the cost of the security is recognized in earnings and is included in noninterest income.
LOANS: Loans that we have the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on agricultural, commercial and mortgage loans is discontinued at the time the loan is 90 days or more past due unless the credit is well secured and in the process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the ALLL. The interest on these loans is accounted for on the cash-basis, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.
ALLOWANCE FOR LOAN LOSSES: The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
We evaluate the ALLL on a regular basis and is based upon our periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The ALLL consists of specific, general, and unallocated components. The specific component relates to loans that are deemed to be impaired. For such loans that are also analyzed for specific allowance allocations, an allowance is established when the discounted cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non classified loans and is based on historical loss experience. An unallocated component is maintained to cover uncertainties that we believe affect our estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance;

2.	The loan has been classified as a TDR; or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.
LOANS HELD FOR SALE: Mortgage loans held for sale on the secondary market are carried at the lower of cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, would be recognized as a component of other noninterest expenses.
Mortgage loans held for sale are sold with the mortgage servicing rights retained by us. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.
TRANSFERS OF FINANCIAL ASSETS: Transfers of financial assets, including mortgage loans and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from us, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and 3) we do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Other than servicing, we have no substantive continuing involvement related to these loans.
SERVICING: Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. We have no purchased servicing rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.
Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If we later determine that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the valuation allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. The unpaid principal balance of mortgages serviced for others was $293,665 and $303,351 with capitalized servicing rights of $2,555 and $2,285 at December 31, 2013 and 2012, respectively.
Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. We recorded servicing fee revenue of $737, $757, and $732 related to residential mortgage loans serviced for others during 2013, 2012, and 2011, respectively and is included in other noninterest income.
LOANS ACQUIRED THROUGH TRANSFER: Authoritative accounting guidance related to acquired loans requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. This standard applies to any loan acquired in a transfer that shows evidence of credit quality deterioration since it was originated.
FORECLOSED ASSETS: Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of our carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the ALLL. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs relating to holding these assets are expensed as incurred. We periodically perform valuations and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of our carrying amount or fair value less costs to sell. Foreclosed assets of $1,412 and $2,018 as of December 31, 2013 and 2012, respectively, are included in other assets.
PREMISES AND EQUIPMENT: Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 3 to 40 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. We annually review these assets to determine whether carrying values have been impaired.
FDIC INSURANCE PREMIUM: Included in other assets were prepaid FDIC assessments of $0 and $1,804 as of December 31, 2013 and 2012, respectively.
EQUITY SECURITIES WITHOUT READILY DETERMINABLE FAIR VALUES: Included in equity securities without readily determinable fair values are our holdings in FHLB stock and FRB stock as well as our ownership interests in Corporate Settlement Solutions and Valley Financial Corporation. Our investment in Corporate Settlement Solutions, a title insurance company, was made in the 1st quarter 2008. We are not the managing entity of Corporate Settlement Solutions, LLC, and account for our investment in that entity under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007.

Equity securities without readily determinable fair values consist of the following as of December 31:

	2013	2012
FHLB Stock	$8,100	$7,850
Corporate Settlement Solutions, LLC	6,970	7,040
FRB Stock	1,879	1,879
Valley Financial Corporation	1,000	1,000
Other	344	349
Total	$18,293	$18,118
EQUITY COMPENSATION PLAN: At December 31, 2013, the Directors Plan had 185,311 shares eligible to be issued to participants, for which the Rabbi Trust held 12,761 shares. We had 170,566 shares to be issued in 2012, with 5,130 shares held in the Rabbi Trust. Compensation costs relating to share based payment transactions are recognized as the services are rendered, with the cost measured based on the fair value of the equity or liability instruments issued (see “Note 17 – Benefit Plans”). We have no other equity-based compensation plans.
CORPORATE OWNED LIFE INSURANCE: We have purchased life insurance policies on key members of management. In the event of death of one of these individuals, we would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized on the balance sheet dates. Increases in cash surrender value in excess of single premiums paid are reported as other noninterest income.
As of December 31, 2013 and 2012, the present value of the post retirement benefits payable by us to the covered employees was estimated to be $2,699 and $2,657, respectively, and is included in accrued interest payable and other liabilities. The periodic policy maintenance costs were $75, $24, and $60 for 2013, 2012, and 2011, respectively and is included in other noninterest expenses.
ACQUISITION INTANGIBLES AND GOODWILL: We previously acquired branch facilities and related deposits in business combinations accounted for as a purchase. The acquisitions included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Core deposit intangibles arising from acquisitions are included in goodwill and other intangible assets are being amortized over their estimated lives and evaluated for potential impairment on at least an annual basis. Goodwill represents the excess of purchase price over identifiable assets, is not amortized but is evaluated for impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. This valuation method requires a significant degree of our judgment. In the event the projected undiscounted net operating cash flows for these intangible assets are less than the carrying value, the asset is recorded at fair value as determined by the valuation model.
OFF BALANCE SHEET CREDIT RELATED FINANCIAL INSTRUMENTS: In the ordinary course of business, we have entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.
FEDERAL INCOME TAXES: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax bases on the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, where necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.
We analyze our filing positions in the jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. We have also elected to retain our existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continue to reflect any charges for such, to the extent they arise, as a component of our noninterest expenses.
MARKETING COSTS: Marketing costs are expensed as incurred (see “Note 11 – Other Noninterest Expenses”).
RECLASSIFICATIONS: Certain amounts reported in the 2012 and 2011 consolidated financial statements have been reclassified to conform with the 2013 presentation.

Note 2 – Computation of Earnings Per Share
Basic earnings per share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued relate solely to outstanding shares in the Directors Plan, see "Note 17 – Benefit Plans."
Earnings per common share have been computed based on the following:

	2013	2012	2011
Average number of common shares outstanding for basic calculation	7,694,392	7,604,303	7,572,841
Average potential effect of shares in the Directors Plan (1)	168,948	195,063	194,634
Average number of common shares outstanding used to calculate diluted earnings per common share	7,863,340	7,799,366	7,767,475
Net income	$12,510	$12,206	$10,210
Earnings per share
Basic	$1.63	$1.61	$1.35
Diluted	$1.59	$1.56	$1.31

(1)	Exclusive of shares held in the Rabbi Trust
Note 3 – Accounting Standards Updates
Recently Adopted Accounting Standards Update
ASU No. 2013-02: “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”
In February 2013, ASU No. 2013-02 amended ASC Topic 220, “Comprehensive Income” to require disclosures related to reclassifications out of AOCI in one place. The ASU also requires the disclosure of reclassifications out of AOCI by component. The new authoritative guidance was effective for interim and annual periods beginning after December 15, 2012 and did not have a financial impact on the Corporation, but increased the level of disclosures related to AOCI (see "Note 18 – Accumulated Other Comprehensive Income (Loss)").
Note 4 – Trading Securities
Trading securities, at fair value, consist of the following investments at December 31:

	2013	2012
States and political subdivisions	$525	$1,573
Included in net trading losses of $28 during 2013, were $6 of net unrealized trading losses on securities that were held in our trading portfolio as of December 31, 2013. Included in net trading losses of $52 during 2012, were $18 of net unrealized trading losses on securities that were held in our trading portfolio as of December 31, 2012.

Note 5 – AFS Securities
The amortized cost and fair value of AFS securities, with gross unrealized gains and losses, are as follows as of December 31:

	2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$24,860	$7	$1,122	$23,745
States and political subdivisions	200,323	5,212	3,547	201,988
Auction rate money market preferred	3,200	—	623	2,577
Preferred stocks	6,800	20	993	5,827
Mortgage-backed securities	147,292	657	3,834	144,115
Collateralized mortgage obligations	135,139	1,016	2,345	133,810
Total	$517,614	$6,912	$12,464	$512,062

	2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$25,668	$108	$—	$25,776
States and political subdivisions	174,118	9,190	565	182,743
Auction rate money market preferred	3,200	—	422	2,778
Preferred stocks	6,800	—	437	6,363
Mortgage-backed securities	152,256	3,199	110	155,345
Collateralized mortgage obligations	128,378	2,627	—	131,005
Total	$490,420	$15,124	$1,534	$504,010
The amortized cost and fair value of AFS securities by contractual maturity at December 31, 2013 are as follows:

	Maturing				Securities with Variable Monthly Payments or Noncontractual Maturities
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years		Total
Government sponsored enterprises	$—	$72	$24,788	$—	$—	$24,860
States and political subdivisions	930	37,672	96,749	64,972	—	200,323
Auction rate money market preferred	—	—	—	—	3,200	3,200
Preferred stocks	—	—	—	—	6,800	6,800
Mortgage-backed securities	—	—	—	—	147,292	147,292
Collateralized mortgage obligations	—	—	—	—	135,139	135,139
Total amortized cost	$930	$37,744	$121,537	$64,972	$292,431	$517,614
Fair value	$961	$38,867	$122,637	$63,268	$286,329	$512,062
Expected maturities for government sponsored enterprises and states and political subdivisions may differ from contractual maturities because issuers may have the right to call or prepay obligations.
As auction rate money market preferred and preferred stocks have continual call dates, they are not reported by a specific maturity group. Because of their variable monthly payments, mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group.

A summary of the activity related to sales of AFS securities was as follows during the years ended December 31:

	2013	2012	2011
Proceeds from sales of AFS securities	$16,229	$40,677	$8,877
Gross realized gains (losses)	$171	$1,119	$3
Applicable income tax expense (benefit)	$58	$380	$1
The cost basis used to determine the realized gains or losses of AFS securities sold was the amortized cost of the individual investment security as of the trade date.
Information pertaining to AFS securities with gross unrealized losses at December 31 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	2013
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
Government sponsored enterprises	$1,122	$22,873	$—	$—	$1,122
States and political subdivisions	2,566	42,593	981	6,115	3,547
Auction rate money market preferred	—	—	623	2,577	623
Preferred stocks	—	—	993	2,807	993
Mortgage-backed securities	2,424	101,816	1,410	21,662	3,834
Collateralized mortgage obligations	2,345	84,478	—	—	2,345
Total	$8,457	$251,760	$4,007	$33,161	$12,464
Number of securities in an unrealized loss position:		182		19	201

	2012
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
States and political subdivisions	$80	$5,019	$485	$2,352	$565
Auction rate money market preferred	—	—	422	2,778	422
Preferred stocks	—	—	437	3,363	437
Mortgage-backed securities	110	25,499	—	—	110
Total	$190	$30,518	$1,344	$8,493	$1,534
Number of securities in an unrealized loss position:		15		6	21
As of December 31, 2013 and 2012, we conducted an analysis to determine whether any securities currently in an unrealized loss position should be other-than-temporarily impaired. Such analyses considered, among other factors, the following criteria:

•	Has the value of the investment declined more than what is deemed to be reasonable based on a risk and maturity adjusted discount rate?

•	Is the investment credit rating below investment grade?

•	Is it probable the issuer will be unable to pay the amount when due?

•	Is it more likely than not that we will have to sell the security before recovery of its cost basis?

•	Has the duration of the investment been extended?
During the three month period ended March 31, 2012, we had one state issued student loan auction rate AFS investment security (which is included in states and political subdivisions) that was downgraded by Moody's from A3 to Caa3. As a result of this downgrade, we engaged the services of an independent investment valuation firm to estimate the amount of credit losses (if any) related to this particular issue as of March 31, 2012. The evaluation calculated a range of estimated credit losses utilizing two different bifurcation methods:
1) Discounted Cash Flow Method
2) Credit Yield Analysis Method

The two methods were then weighted, with a higher weighting applied to the Discounted Cash Flow Method, to determine the estimated credit related impairment. As a result of this analysis, we recognized an OTTI of $282 in earnings in the three month period ended March 31, 2012.
A summary of key valuation assumptions used in the aforementioned analysis as of March 31, 2012, follows:

Discounted Cash Flow Method
Ratings
Fitch	Not Rated
Moody's	Caa3
S&P	A
Seniority	Senior
Discount rate	LIBOR + 6.35%

Credit Yield Analysis Method
Credit discount rate	LIBOR + 4.00%
Average observed discounts based on closed transactions	14.00%
To test for additional impairment of this security as of December 31, 2013, we obtained another investment valuation (from the same firm engaged to perform the initial valuation as of March 31, 2012) as of December 31, 2013. Based on our analysis, no additional OTTI was indicated as of December 31, 2013.
The following table provides a roll-forward of credit related impairment recognized in earnings for the years ended December 31:

	2013	2012	2011
Balance at beginning of year	$282	$—	$—
Additions to credit losses for which no previous OTTI was recognized	—	282	—
Balance at end of year	$282	$282	$—
Based on our analysis using the above criteria, the fact that we have asserted that we do not have the intent to sell AFS securities in an unrealized loss position, and considering it is unlikely that we will have to sell AFS securities in an unrealized loss position before recovery of their cost basis, we do not believe that the values of any other AFS securities are other-than-temporarily impaired as of December 31, 2013, or December 31, 2012.
Note 6 – Loans and ALLL
We grant commercial, agricultural, residential real estate, and consumer loans to customers situated primarily in Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties in Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, light manufacturing, retail, gaming, tourism, higher education, and general economic conditions of this region. Substantially all of our consumer and residential real estate loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets, and personal guarantees; a portion of loans are unsecured.
Loans that we have the intent and ability to hold in our portfolio are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on commercial, agricultural, and residential real estate loans is typically discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Consumer loans are typically charged-off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.
For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected, is charged against the ALLL. Loans are typically returned to accrual status after six months of continuous performance. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.
Commercial and agricultural loans include loans for commercial real estate, commercial operating loans, farmland and agricultural production, and states and political subdivisions. Repayment of these loans is often dependent upon the successful operation and management of a business. We minimize our risk by limiting the amount of credit exposure to any one borrower to $12,500. Borrowers with credit needs of more than $12,500 are serviced through the use of loan participations with other commercial banks. Commercial and agricultural real estate loans generally require loan-to-value limits of less than 80%. Depending upon the type of loan, past credit history, and current operating results, we may require the borrower to pledge accounts receivable, inventory, and property and equipment. Personal guarantees are generally required from the owners of closely held corporations, partnerships, and sole proprietorships. In addition, we require annual financial statements, prepare cash flow analyses, and review credit reports as deemed necessary.
We offer adjustable rate mortgages, fixed rate balloon mortgages, construction loans, and fixed rate mortgage loans which typically have amortization periods up to a maximum of 30 years. Fixed rate loans with an amortization of greater than 15 years are generally sold upon origination to Freddie Mac. Fixed rate residential real estate loans with an amortization of 15 years or less may be held in our portfolio, held for future sale, or sold upon origination. We consider the direction of interest rates, the sensitivity of our balance sheet to changes in interest rates, and overall loan demand to determine whether or not to sell these loans to Freddie Mac.
Our lending policies generally limit the maximum loan-to-value ratio on residential real estate loans to 95% of the lower of the appraised value of the property or the purchase price, with the condition that private mortgage insurance is required on loans with loan-to-value ratios in excess of 80%. Substantially all loans upon origination have a loan to value ratio of less than 80%. Underwriting criteria for residential real estate loans include: evaluation of the borrower’s ability to make monthly payments, the value of the property securing the loan, ensuring the payment of principal, interest, taxes, and hazard insurance does not exceed 28% of a borrower’s gross income, all debt servicing does not exceed 36% of income, acceptable credit reports, verification of employment, income, and financial information. Appraisals are performed by independent appraisers and reviewed internally. All mortgage loan requests are reviewed by our mortgage loan committee or through a secondary market automated underwriting system; loans in excess of $400 require the approval of our Internal Loan Committee, the Board of Directors’ Loan Committee, or the Board of Directors.
Consumer loans include automobile loans, secured and unsecured personal loans, and overdraft protection related loans. Loans are amortized generally for a period of up to 6 years. The underwriting emphasis is on a borrower’s perceived intent and ability to pay rather than collateral value. No consumer loans are sold to the secondary market.
The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the ALLL when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the ALLL.
The ALLL is evaluated on a regular basis and is based upon a periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The primary factors behind the determination of the level of the ALLL are specific allocations for impaired loans, historical loss percentages, as well as unallocated components. Specific allocations for impaired loans are primarily determined based on the difference between the net realizable value of the loan’s underlying collateral or the net present value of the projected payment stream and our recorded investment. Historical loss allocations were calculated at the loan class and segment levels based on a migration analysis of the loan portfolio over the preceding five years. An unallocated component is maintained to cover uncertainties that we believe affect our estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A summary of changes in the ALLL and the recorded investment in loans by segments follows:

	Allowance for Loan Losses
	Year Ended December 31, 2013
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2013	$6,862	$407	$3,627	$666	$374	$11,936
Loans charged-off	(895)	(12)	(1,004)	(429)	—	(2,340)
Recoveries	363	—	181	249	—	793
Provision for loan losses	(282)	39	1,041	153	160	1,111
December 31, 2013	$6,048	$434	$3,845	$639	$534	$11,500

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2013
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$2,035	$30	$2,287	$—	$—	$4,352
Collectively evaluated for impairment	4,013	404	1,558	639	534	7,148
Total	$6,048	$434	$3,845	$639	$534	$11,500
Loans
Individually evaluated for impairment	$13,816	$1,538	$14,302	$119		$29,775
Collectively evaluated for impairment	378,288	91,051	275,629	33,294		778,262
Total	$392,104	$92,589	$289,931	$33,413		$808,037

	Allowance for Loan Losses
	Year Ended December 31, 2012
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2012	$6,284	$1,003	$2,980	$633	$1,475	$12,375
Loans charged-off	(1,672)	—	(1,142)	(542)	—	(3,356)
Recoveries	240	—	122	255	—	617
Provision for loan losses	2,010	(596)	1,667	320	(1,101)	2,300
December 31, 2012	$6,862	$407	$3,627	$666	$374	$11,936

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2012
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$2,050	$91	$1,796	$—	$—	$3,937
Collectively evaluated for impairment	4,812	316	1,831	666	374	7,999
Total	$6,862	$407	$3,627	$666	$374	$11,936
Loans
Individually evaluated for impairment	$14,456	$723	$10,704	$75		$25,958
Collectively evaluated for impairment	357,049	82,883	273,444	33,419		746,795
Total	$371,505	$83,606	$284,148	$33,494		$772,753

The following table displays the credit quality indicators for commercial and agricultural credit exposures based on internally assigned credit ratings as of December 31:

	2013
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
2 - High quality	$18,671	$14,461	$33,132	$3,527	$3,235	$6,762
3 - High satisfactory	91,323	39,403	130,726	26,015	17,000	43,015
4 - Low satisfactory	149,921	43,809	193,730	26,874	10,902	37,776
5 - Special mention	13,747	1,843	15,590	1,609	922	2,531
6 - Substandard	16,974	473	17,447	1,232	1,273	2,505
7 - Vulnerable	1,041	238	1,279	—	—	—
8 - Doubtful	183	17	200	—	—	—
Total	$291,860	$100,244	$392,104	$59,257	$33,332	$92,589

	2012
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
2 - High quality	$25,209	$15,536	$40,745	$2,955	$2,313	$5,268
3 - High satisfactory	83,805	28,974	112,779	16,972	11,886	28,858
4 - Low satisfactory	127,423	45,143	172,566	27,291	15,437	42,728
5 - Special mention	16,046	1,692	17,738	1,008	3,191	4,199
6 - Substandard	20,029	2,224	22,253	1,167	1,217	2,384
7 - Vulnerable	1,512	2,294	3,806	—	—	—
8 - Doubtful	1,596	22	1,618	—	169	169
Total	$275,620	$95,885	$371,505	$49,393	$34,213	$83,606
Internally assigned risk ratings are reviewed, at a minimum, when loans are renewed or when management has knowledge of improvements or deterioration of the credit quality of individual credits. Descriptions of the internally assigned risk ratings for commercial and agricultural loans are as follows:
1. EXCELLENT – Substantially Risk Free
Credit has strong financial condition and solid earnings history, characterized by:

•	High liquidity, strong cash flow, low leverage.

•	Unquestioned ability to meet all obligations when due.

•	Experienced management, with management succession in place.

•	Secured by cash.
2. HIGH QUALITY – Limited Risk
Credit with sound financial condition and has a positive trend in earnings supplemented by:

•	Favorable liquidity and leverage ratios.

•	Ability to meet all obligations when due.

•	Management with successful track record.

•	Steady and satisfactory earnings history.

•	If loan is secured, collateral is of high quality and readily marketable.

•	Access to alternative financing.

•	Well defined primary and secondary source of repayment.

•	If supported by guaranty, the financial strength and liquidity of the guarantor(s) are clearly evident.

3. HIGH SATISFACTORY – Reasonable Risk
Credit with satisfactory financial condition and further characterized by:

•	Working capital adequate to support operations.

•	Cash flow sufficient to pay debts as scheduled.

•	Management experience and depth appear favorable.

•	Loan performing according to terms.

•	If loan is secured, collateral is acceptable and loan is fully protected.
4. LOW SATISFACTORY – Acceptable Risk
Credit with bankable risks, although some signs of weaknesses are shown:

•	Would include most start-up businesses.

•	Occasional instances of trade slowness or repayment delinquency – may have been 10-30 days slow within the past year.

•	Management’s abilities are apparent, yet unproven.

•	Weakness in primary source of repayment with adequate secondary source of repayment.

•	Loan structure generally in accordance with policy.

•	If secured, loan collateral coverage is marginal.

•	Adequate cash flow to service debt, but coverage is low.
To be classified as less than satisfactory, only one of the following criteria must be met.
5. SPECIAL MENTION – Criticized
Credit constitutes an undue and unwarranted credit risk but not to the point of justifying a classification of substandard. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific loan:

•	Downward trend in sales, profit levels, and margins.

•	Impaired working capital position.

•	Cash flow is strained in order to meet debt repayment.

•	Loan delinquency (30-60 days) and overdrafts may occur.

•	Shrinking equity cushion.

•	Diminishing primary source of repayment and questionable secondary source.

•	Management abilities are questionable.

•	Weak industry conditions.

•	Litigation pending against the borrower.

•	Collateral or guaranty offers limited protection.

•	Negative debt service coverage, however the credit is well collateralized and payments are current.
6. SUBSTANDARD – Classified
Credit where the borrower’s current net worth, paying capacity, and value of the collateral pledged is inadequate. There is a distinct possibility that we will implement collection procedures if the loan deficiencies are not corrected. In addition, the following characteristics may apply:

•	Sustained losses have severely eroded the equity and cash flow.

•	Deteriorating liquidity.

•	Serious management problems or internal fraud.

•	Original repayment terms liberalized.

•	Likelihood of bankruptcy.

•	Inability to access other funding sources.

•	Reliance on secondary source of repayment.

•	Litigation filed against borrower.

•	Collateral provides little or no value.

•	Requires excessive attention of the loan officer.

•	Borrower is uncooperative with loan officer.

7. VULNERABLE – Classified
Credit is considered “Substandard” and warrants placing on nonaccrual. Risk of loss is being evaluated and exit strategy options are under review. Other characteristics that may apply:

•	Insufficient cash flow to service debt.

•	Minimal or no payments being received.

•	Limited options available to avoid the collection process.

•	Transition status, expect action will take place to collect loan without immediate progress being made.
8. DOUBTFUL – Workout
Credit has all the weaknesses inherent in a “Substandard” loan with the added characteristic that collection and/or liquidation is pending. The possibility of a loss is extremely high, but its classification as a loss is deferred until liquidation procedures are completed, or reasonably estimable. Other characteristics that may apply:

•	Normal operations are severely diminished or have ceased.

•	Seriously impaired cash flow.

•	Original repayment terms materially altered.

•	Secondary source of repayment is inadequate.

•	Survivability as a “going concern” is impossible.

•	Collection process has begun.

•	Bankruptcy petition has been filed.

•	Judgments have been filed.

•	Portion of the loan balance has been charged-off.
Our primary credit quality indicator for residential real estate and consumer loans is the individual loan’s past due aging. The following tables summarize the past due and current loans as of December 31:

	2013
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$1,226	$296	$—	$1,136	$2,658	$289,202	$291,860
Commercial other	368	15	13	238	634	99,610	100,244
Total commercial	1,594	311	13	1,374	3,292	388,812	392,104
Agricultural
Agricultural real estate	34	295	—	—	329	58,928	59,257
Agricultural other	—	—	—	—	—	33,332	33,332
Total agricultural	34	295	—	—	329	92,260	92,589
Residential real estate
Senior liens	3,441	986	129	1,765	6,321	229,865	236,186
Junior liens	408	44	—	29	481	13,074	13,555
Home equity lines of credit	181	—	—	25	206	39,984	40,190
Total residential real estate	4,030	1,030	129	1,819	7,008	282,923	289,931
Consumer
Secured	167	11	—	50	228	28,444	28,672
Unsecured	25	5	—	1	31	4,710	4,741
Total consumer	192	16	—	51	259	33,154	33,413
Total	$5,850	$1,652	$142	$3,244	$10,888	$797,149	$808,037

	2012
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$1,304	$161	$63	$2,544	$4,072	$271,548	$275,620
Commercial other	606	—	40	2,294	2,940	92,945	95,885
Total commercial	1,910	161	103	4,838	7,012	364,493	371,505
Agricultural
Agricultural real estate	—	—	—	—	—	49,393	49,393
Agricultural other	90	—	—	169	259	33,954	34,213
Total agricultural	90	—	—	169	259	83,347	83,606
Residential real estate
Senior liens	2,000	346	320	2,064	4,730	223,532	228,262
Junior liens	232	—	—	50	282	16,207	16,489
Home equity lines of credit	237	—	—	182	419	38,978	39,397
Total residential real estate	2,469	346	320	2,296	5,431	278,717	284,148
Consumer
Secured	127	33	4	—	164	28,118	28,282
Unsecured	31	3	1	—	35	5,177	5,212
Total consumer	158	36	5	—	199	33,295	33,494
Total	$4,627	$543	$428	$7,303	$12,901	$759,852	$772,753
Impaired Loans
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance (in whole or in part),

2.	The loan has been classified as a TDR, or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan-by-loan basis for commercial and agricultural loans by comparing the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Impairment is measured on a loan-by-loan basis for residential real estate and consumer loans by comparing the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate.

We do not recognize interest income on impaired loans in nonaccrual status. For impaired loans not in nonaccrual status, interest income is recognized daily, as earned, according to the terms of the loan agreement. The following is a summary of information pertaining to impaired loans as of, and for the years ended, December 31:

	2013
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$6,748	$6,888	$1,915	$7,256	$400
Commercial other	521	521	120	879	51
Agricultural real estate	90	90	30	91	4
Agricultural other	—	—	—	53	—
Residential real estate senior liens	14,061	15,315	2,278	11,111	442
Residential real estate junior liens	48	64	9	80	2
Total impaired loans with a valuation allowance	21,468	22,878	4,352	19,470	899
Impaired loans without a valuation allowance
Commercial real estate	5,622	6,499		4,312	337
Commercial other	925	1,035		989	83
Agricultural real estate	1,370	1,370		320	28
Agricultural other	78	198		357	(7)
Home equity lines of credit	193	493		180	16
Consumer secured	119	148		72	2
Total impaired loans without a valuation allowance	8,307	9,743		6,230	459
Impaired loans
Commercial	13,816	14,943	2,035	13,436	871
Agricultural	1,538	1,658	30	821	25
Residential real estate	14,302	15,872	2,287	11,371	460
Consumer	119	148	—	72	2
Total impaired loans	$29,775	$32,621	$4,352	$25,700	$1,358

	2012
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$7,295	$7,536	$1,653	$6,155	$237
Commercial other	2,140	2,140	397	1,437	93
Agricultural real estate	91	91	32	413	—
Agricultural other	420	420	59	1,555	54
Residential real estate senior liens	10,450	11,672	1,783	8,861	406
Residential real estate junior liens	72	118	13	134	6
Total impaired loans with a valuation allowance	20,468	21,977	3,937	18,555	796
Impaired loans without a valuation allowance
Commercial real estate	3,749	4,408		5,867	321
Commercial other	1,272	1,433		819	87
Agricultural real estate	—	—		183	—
Agricultural other	212	332		201	4
Home equity lines of credit	182	482		190	16
Consumer secured	75	84		90	6
Total impaired loans without a valuation allowance	5,490	6,739		7,350	434
Impaired loans
Commercial	14,456	15,517	2,050	14,278	738
Agricultural	723	843	91	2,352	58
Residential real estate	10,704	12,272	1,796	9,185	428
Consumer	75	84	—	90	6
Total impaired loans	$25,958	$28,716	$3,937	$25,905	$1,230
As of December 31, 2013 and 2012, we had committed to advance $134 and $9, respectively, in connection with impaired loans, which include TDRs.
Troubled Debt Restructurings
Loan modifications are considered to be TDRs when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.
Typical concessions granted include, but are not limited to:

1.	Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

2.	Extending the amortization period beyond typical lending guidelines for debt with similar risk characteristics.

3.	Forbearance of principal.

4.	Forbearance of accrued interest.
To determine if a borrower is experiencing financial difficulties, we consider if:

1.	The borrower is currently in default on any of their debt.

2.	The borrower would likely default on any of their debt if the concession was not granted.

3.	The borrower’s cash flow was insufficient to service all of their debt if the concession was not granted.

4.	The borrower has declared, or is in the process of declaring, bankruptcy.

5.	The borrower is unlikely to continue as a going concern (if the entity is a business).

The following is a summary of information pertaining to TDRs granted in the years ended December 31:

	2013			2012
	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment
Commercial
Commercial real estate	—	$—	$—	1	$912	$792
Commercial other	18	5,299	5,103	28	6,437	6,437
Total commercial	18	5,299	5,103	29	7,349	7,229
Agricultural other	4	1,379	1,379	7	652	652
Residential real estate
Senior liens	55	6,069	6,053	29	3,463	3,463
Junior liens	1	20	20	1	22	22
Total residential real estate	56	6,089	6,073	30	3,485	3,485
Consumer
Secured	1	27	27	1	—	—
Unsecured	2	34	34	—	—	—
Total consumer	3	61	61	1	—	—
Total	81	$12,828	$12,616	67	$11,486	$11,366
The following tables summarize concessions we granted to borrowers in financial difficulty in the years ended December 31:

	2013				2012
	Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period		Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period
	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment
Commercial
Commercial real estate	—	$—	—	$—	—	$—	1	$912
Commercial other	12	3,070	6	2,229	25	4,924	3	1,513
Total commercial	12	3,070	6	2,229	25	4,924	4	2,425
Agricultural other	4	1,379	—	—	6	561	1	91
Residential real estate
Senior liens	24	1,904	31	4,165	17	1,779	12	1,684
Junior liens	—	—	1	20	—	—	1	22
Total residential real estate	24	1,904	32	4,185	17	1,779	13	1,706
Consumer
Secured	1	27	—	—	1	—	—	—
Unsecured	1	16	1	18	—	—	—	—
Total Consumer	2	43	1	18	1	—	—	—
Total	42	$6,396	39	$6,432	49	$7,264	18	$4,222
We did not restructure any loans through the forbearance of principal or accrued interest during 2013 or 2012.
Based on our historical loss experience, losses associated with TDRs are not significantly different than other impaired loans within the same loan segment. As such, TDRs, including TDRs that have been modified in the past 12 months that subsequently defaulted, are analyzed in the same manner as other impaired loans within their respective loan segment.

Following is a summary of loans that defaulted in the years ended December 31, which were modified within 12 months prior to the default date:

	2013				2012
	Number of Loans	Pre- Default Recorded Investment	Charge-off Recorded Upon Default	Post- Default Recorded Investment	Number of Loans	Pre- Default Recorded Investment	Charge-off Recorded Upon Default	Post- Default Recorded Investment
Commercial other	—	$—	$—	$—	5	$342	$143	$199
Residential real estate senior liens	1	62	11	51	1	47	43	4
Consumer secured	—	—	—	—	1	8	8	—
Consumer unsecured	1	16	16	—	—	—	—	—
Total	2	$78	$27	$51	7	$397	$194	$203
The following is a summary of TDR loan balances as of December 31:

	2013	2012
TDRs	$25,865	$19,355
Note 7 – Premises and Equipment
A summary of premises and equipment at December 31 follows:

	2013	2012
Land	$5,429	$5,435
Buildings and improvements	24,765	22,705
Furniture and equipment	30,128	29,755
Total	60,322	57,895
Less: accumulated depreciation	34,603	32,108
Premises and equipment, net	$25,719	$25,787
Depreciation expense amounted to $2,556, $2,417, and $2,521 in 2013, 2012, and 2011, respectively.
Note 8 – Goodwill and Other Intangible Assets
The carrying amount of goodwill was $45,618 at December 31, 2013 and 2012.
Identifiable intangible assets were as follows as of December 31:

	2013
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,373	$4,680	$693

	2012
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,373	$4,459	$914
Amortization expense associated with identifiable intangible assets was $221, $260, and $299 in 2013, 2012, and 2011, respectively.

Estimated amortization expense associated with identifiable intangibles for each of the next five years succeeding December 31, 2013, and thereafter is as follows:

2014	$183
2015	145
2016	106
2017	74
2018	62
Thereafter	123
Total	$693
Note 9 – Deposits
Scheduled maturities of time deposits for the next five years, and thereafter, are as follows:

2014	$207,278
2015	81,413
2016	58,627
2017	46,336
2018	39,214
Thereafter	17,144
Total	$450,012
Interest expense on time deposits greater than $100 was $3,203 in 2013, $3,854 in 2012, and $4,302 in 2011.
Note 10 – Borrowed Funds
Borrowed funds consist of the following obligations at December 31:

	2013		2012
	Amount	Rate	Amount	Rate
FHLB advances	$162,000	2.02%	$152,000	2.05%
Securities sold under agreements to repurchase without stated maturity dates	106,025	0.13%	66,147	0.15%
Securities sold under agreements to repurchase with stated maturity dates	11,301	3.30%	16,284	3.57%
Federal funds purchased	—	—	6,570	0.50%
Total	$279,326	1.35%	$241,001	1.59%
The FHLB advances are collateralized by a blanket lien on all qualified 1-4 family residential real estate loans and certain mortgage-backed securities and collateralized mortgage obligations. Advances are also secured by our holdings of FHLB stock. As of December 31, 2013, we had the ability to borrow up to an additional $127,748, based on assets pledged as collateral. During the first quarter of 2013 and 2012, we reduced funding costs by modifying the term of $30,000 and $60,000, respectively, of FHLB advances.

The maturity and weighted average interest rates of FHLB advances are as follows as of December 31:

	2013		2012
	Amount	Rate	Amount	Rate
Fixed rate advances due 2014	$10,000	0.48%	$10,000	0.48%
Fixed rate advances due 2015	32,000	0.84%	42,000	1.12%
Fixed rate advances due 2016	10,000	2.15%	10,000	2.15%
Fixed rate advances due 2017	30,000	1.95%	40,000	2.15%
Fixed rate advances due 2018	40,000	2.35%	20,000	2.86%
Fixed rate advances due 2019	20,000	3.11%	20,000	3.73%
Fixed rate advances due 2020	10,000	1.98%	10,000	1.98%
Fixed rate advances due 2023	10,000	3.90%	—	—
Total	$162,000	2.02%	$152,000	2.05%
Securities sold under agreements to repurchase are classified as secured borrowings. Securities sold under agreements to repurchase without stated maturity dates generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The securities underlying the agreements have a carrying value and a fair value of $148,930 and $143,322 at December 31, 2013 and 2012, respectively. Such securities remain under our control. We may be required to provide additional collateral based on the fair value of underlying securities.
The maturity and weighted average interest rates of securities sold under agreements to repurchase with stated maturity dates are as follows at December 31:

	2013		2012
	Amount	Rate	Amount	Rate
Repurchase agreements due 2013	$—	—	$5,000	4.51%
Repurchase agreements due 2014	10,876	3.30%	10,872	3.15%
Repurchase agreements due 2015	425	3.25%	412	3.25%
Total	$11,301	3.30%	$16,284	3.57%
Securities sold under repurchase agreements without stated maturity dates, federal funds purchased, and FRB Discount Window advances generally mature within one to four days from the transaction date. The following table provides a summary of short-term borrowings for the years ended December 31:

	2013			2012
	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
Securities sold under agreements to repurchase without stated maturity dates	$106,025	$74,602	0.15%	$66,117	$57,466	0.20%
Federal funds purchased	13,700	4,445	0.61%	17,900	3,836	0.47%
We had pledged certificates of deposit held in other financial institutions, trading securities, AFS securities, and 1-4 family residential real estate loans in the following amounts at December 31:

	2013	2012
Pledged to secure borrowed funds	$320,173	$308,628
Pledged to secure repurchase agreements	148,930	143,322
Pledged for public deposits and for other purposes necessary or required by law	20,922	22,955
Total	$490,025	$474,905
We had no investment securities that are restricted to be pledged for specific purposes.

Note 11 – Other Noninterest Expenses
A summary of expenses included in other noninterest expenses is as follows for the years ended December 31:

	2013	2012	2011
Marketing and community relations	$1,131	$1,965	$1,174
FDIC insurance premiums	1,082	864	1,086
Directors fees	819	885	842
Audit and related fees	738	711	714
Education and travel	502	588	526
Loan underwriting fees	423	403	331
Printing and supplies	396	424	405
Postage and freight	387	389	388
Legal fees	359	268	302
Consulting fees	315	482	386
Amortization of deposit premium	221	260	299
Foreclosed asset and collection	211	202	576
State taxes	140	187	57
Other losses	109	300	54
All other	1,517	1,123	1,131
Total other	$8,350	$9,051	$8,271
Note 12 – Federal Income Taxes
Components of the consolidated provision for federal income taxes are as follows for the years ended December 31:

	2013	2012	2011
Currently payable	$3,404	$1,747	$965
Deferred (benefit) expense	(1,208)	616	389
Income tax expense	$2,196	$2,363	$1,354
The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income tax expense is as follows for the years ended December 31:

	2013	2012	2011
Income taxes at 34% statutory rate	$5,000	$4,953	$3,932
Effect of nontaxable income
Interest income on tax exempt municipal securities	(1,746)	(1,675)	(1,687)
Earnings on corporate owned life insurance policies	(249)	(238)	(207)
Other	(154)	(147)	(65)
Total effect of nontaxable income	(2,149)	(2,060)	(1,959)
Effect of tax credits	(801)	(667)	(793)
Effect of nondeductible expenses	146	137	174
Federal income tax expense	$2,196	$2,363	$1,354

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant components of our deferred tax assets and liabilities, included in other assets in the accompanying consolidated balance sheets, are as follows as of December 31:

	2013	2012
Deferred tax assets
Allowance for loan losses	$2,988	$3,133
Deferred directors’ fees	2,313	2,100
Employee benefit plans	257	189
Core deposit premium and acquisition expenses	971	892
Net unrealized losses on trading securities	360	351
Net unrecognized actuarial losses on pension plan	1,100	1,891
Net unrealized losses on available-for-sale securities	1,345	—
Life insurance death benefit payable	804	804
Alternative minimum tax	729	729
Other	321	195
Total deferred tax assets	11,188	10,284
Deferred tax liabilities
Prepaid pension cost	1,023	1,021
Premises and equipment	449	724
Accretion on securities	42	37
Core deposit premium and acquisition expenses	1,229	1,203
Net unrealized gains on available-for-sale securities	—	4,912
Other	547	1,163
Total deferred tax liabilities	3,290	9,060
Net deferred tax assets	$7,898	$1,224
We are subject to U.S. federal income tax; however, we are no longer subject to examination by taxing authorities for years before 2010. There are no material uncertain tax positions requiring recognition in our consolidated financial statements. We do not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.
We recognize interest and/or penalties related to income tax matters in income tax expense. We do not have any amounts accrued for interest and penalties at December 31, 2013 and 2012 and we not aware of any claims for such amounts by federal income tax authorities.
Note 13 – Off-Balance-Sheet Activities
Credit-Related Financial Instruments
We are party to credit related financial instruments with off-balance-sheet risk. These financial instruments are entered into in the normal course of business to meet the financing needs of our customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and IRR in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement we have in a particular class of financial instrument.

	December 31
	2013	2012
Unfunded commitments under lines of credit	$121,959	$115,233
Commercial and standby letters of credit	4,169	3,935
Commitments to grant loans	29,096	40,507

Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements.
Commercial and standby letters of credit are conditional commitments we issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. These commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. We evaluate each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if we deem necessary upon the extension of credit, is based on our credit evaluation of the borrower. While we consider standby letters of credit to be guarantees, the amount of the liability related to such guarantees on the commitment date is not significant and a liability related to such guarantees is not recorded on the consolidated balance sheets.
Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained, if we deem necessary, is based on our credit evaluation of the customer. Commitments to grant loans include loans committed to be sold to the secondary market.
Our exposure to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit could be up to the contractual notional amount of those instruments. We use the same credit policies in deciding to make these commitments as we do for extending loans to customers. No significant losses are anticipated as a result of these commitments.
Note 14 – On-Balance Sheet Activities
Derivative Loan Commitments
Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. We enter into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds us to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.
Outstanding derivative loan commitments expose us to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increase. The notional amount of undesignated interest rate lock commitments was $182 and $1,912 at December 31, 2013 and 2012, respectively.
Forward Loan Sale Commitments
To protect against the price risk inherent in derivative loan commitments, we utilize both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.
With a “mandatory delivery” contract, we commit to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If we fail to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, we are obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.
With a “best efforts” contract, we commit to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).
We expect that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $1,286 and $5,545 at December 31, 2013 and 2012, respectively.
The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in our consolidated financial statements.

Note 15 – Commitments and Other Matters
Banking regulations require us to maintain cash reserve balances in currency or as deposits with the FRB. At December 31, 2013 and 2012, the reserve balances amounted to $910 and $885, respectively.
Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the Bank to the Corporation. At December 31, 2013, substantially all of the Bank’s assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, Bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current year’s retained net income plus retained net income for the preceding two years, less any required transfers to common stock. At January 1, 2014, the amount available to the Corporation for dividends from the Bank, without regulatory approval, was approximately $19,500.
Note 16 – Minimum Regulatory Capital Requirements
The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the FRB and the FDIC. Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by the FRB and the FDIC that if undertaken, could have a material effect on our financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that include quantitative measures of assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. Our capital amounts and classifications are also subject to qualitative judgments by the FRB and the FDIC about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). We believe, as of December 31, 2013 and 2012, that we met all capital adequacy requirements.
As of December 31, 2013, the most recent notifications from the FRB and the FDIC categorized us as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that we believe has changed our categories. Our actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2013
Total capital to risk weighted assets
Isabella Bank	$120,067	13.84%	$69,390	8.00%	$86,738	10.00%
Consolidated	131,398	14.92	70,452	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	109,217	12.59	34,695	4.00	52,043	6.00
Consolidated	120,384	13.67	35,226	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	109,217	7.75	56,403	4.00	70,504	5.00
Consolidated	120,384	8.46	56,932	4.00	N/A	N/A

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2012
Total capital to risk weighted assets
Isabella Bank	$112,498	13.40%	$67,150	8.00%	$83,937	10.00%
Consolidated	123,388	14.48	68,161	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	101,988	12.15	33,575	4.00	50,362	6.00
Consolidated	112,722	13.23	34,080	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	101,988	7.57	53,916	4.00	67,395	5.00
Consolidated	112,722	8.29	54,411	4.00	N/A	N/A
Note 17 – Benefit Plans
401(k) Plan
We have a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 50% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
For 2012 and 2011, we made a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees were 100% vested in the safe harbor contributions and were 0% vested through their first two years of employment and were 100% vested after 6 years of service for matching contributions.
For 2013, 2012 and 2011, expenses attributable to the Plan were $608, $662, and $652, respectively.
Defined Benefit Pension Plan
We maintain a noncontributory defined benefit pension plan, which was curtailed effective March 1, 2007. As a result of the curtailment, future salary increases are no longer considered (the projected benefit obligation is equal to the accumulated benefit obligation), and plan benefits are based on years of service and the individual employee’s five highest consecutive years of compensation out of the last ten years of service through March 1, 2007.

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan, and the net amount recognized on our consolidated balance sheets using an actuarial measurement date of December 31, are summarized as follows during the years ended December 31:

	2013	2012
Change in benefit obligation
Benefit obligation, January 1	$12,209	$11,334
Interest cost	450	470
Actuarial (gain) loss	(1,294)	888
Benefits paid, including plan expenses	(633)	(483)
Benefit obligation, December 31	10,732	12,209
Change in plan assets
Fair value of plan assets, January 1	9,650	8,603
Investment return	1,276	778
Contributions	215	752
Benefits paid, including plan expenses	(633)	(483)
Fair value of plan assets, December 31	10,508	9,650
Deficiency in funded status at December 31, included on the consolidated balance sheets in accrued interest payable and other liabilities	$(224)	$(2,559)

	2013	2012
Change in accrued pension benefit costs
Accrued benefit cost at January 1	$(2,559)	$(2,731)
Contributions	215	752
Net periodic benefit cost	(208)	(251)
Net change in unrecognized actuarial loss and prior service cost	2,328	(329)
Accrued pension benefit cost at December 31	$(224)	$(2,559)
Amounts recognized as a component of OCI consist of the following amounts during the years ended December 31:

	2013	2012	2011
Net change in unrecognized actuarial loss and prior service cost	$2,328	$(329)	$(1,971)
Tax effect	(791)	111	671
Net	$1,537	$(218)	$(1,300)
We have recorded the funded status of the Plan in our consolidated balance sheets. We adjust the underfunded status in a liability account to reflect the current funded status of the plan. Any gains or losses that arise during the year but are not recognized as components of net periodic benefit cost are recognized as a component of other comprehensive income (loss). The components of net periodic benefit cost are as follows for the years ended December 31:

	2013	2012	2011
Interest cost on benefit obligation	$450	$470	$507
Expected return on plan assets	(572)	(511)	(522)
Amortization of unrecognized actuarial net loss	330	292	153
Net periodic benefit cost	$208	$251	$138
Accumulated other comprehensive income at December 31, 2013 includes net unrecognized pension costs before income taxes of $3,234, of which $40 is expected to be amortized into benefit cost during 2014.
The actuarial assumptions used in determining the benefit obligation are as follows for the years ended December 31:

	2013	2012	2011
Discount rate	4.64%	3.75%	4.22%
Expected long-term rate of return	6.00%	6.00%	6.00%

The actuarial weighted average assumptions used in determining the net periodic pension costs are as follows for the years ended December 31:

	2013	2012	2011
Discount rate	3.75%	4.22%	5.36%
Expected long-term return on plan assets	6.00%	6.00%	6.00%
As a result of the curtailment of the Plan, there is no rate of compensation increase considered in the above assumptions.
The expected long term rate of return is an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in arriving at this assumption include:

•	Historical long term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.
The selected rate of return is net of anticipated investment related expenses.
Plan Assets
Our overall investment strategy is to moderately grow the portfolio by investing 50% of the portfolio in equity securities and 50% in fixed income securities. This strategy is designed to generate a long term rate of return of 6.0%. Equity securities primarily consist of the S&P 500 Index with a smaller allocation to the Small Cap and International Index. Fixed income securities are invested in the Bond Market Index. The Plan has appropriate assets invested in short term investments to meet near-term benefit payments.
The asset mix and the sector weighting of the investments are determined by our pension committee, which is comprised of members of our management. To manage the Plan, we retain a third party investment advisor to conduct consultations. We review the performance of the advisor at least annually.
The fair values of our pension plan assets by asset category were as follows as of December 31:

	2013		2012
	Total	(Level 2)	Total	(Level 2)
Short-term investments	$142	$142	$80	$80
Common collective trusts
Fixed income	5,064	5,064	4,832	4,832
Equity investments	5,302	5,302	4,738	4,738
Total	$10,508	$10,508	$9,650	$9,650
The following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2013 and 2012:

•	Short-term investments: Shares of a money market portfolio, which is valued using amortized cost, which approximates fair value.

•
Common collective trusts: These investments are public investment securities valued using the NAV provided by a third party investment advisor. The NAV is quoted on a private market that is not active; however, the unit price is based on underlying investments which are traded on an active market.

We do not anticipate any contributions to the plan in 2014.
The components of projected net periodic benefit cost are as follows for the year ending December 31, 2014:

Interest cost on projected benefit obligation	$486
Expected return on plan assets	(615)
Amortization of unrecognized actuarial net loss	169
Net periodic benefit cost	$40

Estimated future benefit payments are as follows for the next ten years:

2014	$518
2015	551
2016	549
2017	577
2018	575
2019 - 2023	3,312
Equity Compensation Plan
Pursuant to the terms of the Directors Plan, our directors are required to invest at least 25% of their board fees in our common stock. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan ("DRIP Plan"). Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair value of a share of common stock as of the relevant valuation date. Stock credited to a participant’s account is eligible for stock and cash dividends as declared. DRIP Plan shares are purchased on a monthly basis pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the board or upon the occurrence of certain other events. The participant is eligible to receive a lump-sum, in-kind, distribution of all of the stock that is then in his or her account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Directors Plan does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. All authorized but unissued shares of common stock are eligible for issuance under the Directors Plan. We may also purchase shares of common stock on the open market to meet our obligations under the Directors Plan.
We maintain the Rabbi Trust to fund the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting our obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors and are included in the consolidated financial statements. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we contributed to purchase shares of our common stock on the open market through our brokerage services department.
The components of shares eligible to be issued under the Directors Plan were as follows as of December 31:

	2013		2012
	Eligible Shares	Market Value	Eligible Shares	Market Value
Unissued	172,550	$4,115	165,436	$3,598
Shares held in Rabbi Trust	12,761	304	5,130	112
Total	185,311	$4,419	170,566	$3,710
Other Employee Benefit Plans
We maintain two nonqualified supplementary employee retirement plans to provide supplemental retirement benefits to specified participants. Expenses related to these programs for 2013, 2012 and 2011 were $375, $382, and $444, respectively, and are being recognized over the participants’ expected years of service.
We maintain a non-leveraged ESOP which was frozen to new participants on December 31, 2006. Contributions to the plan are discretionary and are approved by the Board of Directors and recorded as compensation expense. During 2012, the Board of Directors approved a contribution of $75 to the ESOP. We made no contributions in 2013 or 2011. Compensation cost related to the plan for 2013, 2012 and 2011 was $29, $102, and $20, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2013, 2012, and 2011 were 241,958, 246,404, and 246,404, respectively. Such shares are included in the computation of dividends and earnings per share in each of the respective years.
We maintain a self-funded medical plan under which we are responsible for the first $75 per year of claims made by a covered family. Expenses are accrued based on estimates of the aggregate liability for claims incurred and our experience. Expenses were $2,698 in 2013, $2,534 in 2012 and $2,045 in 2011.

Note 18 – Accumulated Other Comprehensive Income (Loss)
AOCI includes net income as well as unrealized gains and losses, net of tax, on AFS investment securities owned and changes in the funded status of our defined benefit pension plan, which are excluded from net income. Unrealized AFS securities gains and losses and changes in the funded status of the pension plan, net of tax, are excluded from net income, and are reflected as a direct charge or credit to shareholders’ equity. Comprehensive income (loss) and the related components are disclosed in the consolidated statements of comprehensive income.
The following table summarizes the changes in AOCI by component for the years ended December 31 (net of tax):

	Unrealized Holding Gains (Losses) on AFS Securities	Change in Unrecognized Pension Cost on Defined Benefit Pension Plan	Total
Balance, January 1, 2011	$444	$(2,153)	$(1,709)
OCI before reclassifications	9,220	(2,109)	7,111
Amounts reclassified from AOCI	(3)	138	135
Subtotal	9,217	(1,971)	7,246
Tax effect	(3,719)	671	(3,048)
OCI, net of tax	5,498	(1,300)	4,198
Balance, December 31, 2011	5,942	(3,453)	2,489
OCI before reclassifications	3,921	(580)	3,341
Amounts reclassified from AOCI	(837)	251	(586)
Subtotal	3,084	(329)	2,755
Tax effect	(348)	111	(237)
OCI, net of tax	2,736	(218)	2,518
Balance, December 31, 2012	8,678	(3,671)	5,007
OCI before reclassifications	(18,971)	2,120	(16,851)
Amounts reclassified from AOCI	(171)	208	37
Subtotal	(19,142)	2,328	(16,814)
Tax effect	6,257	(791)	5,466
OCI, net of tax	(12,885)	1,537	(11,348)
Balance, December 31, 2013	$(4,207)	$(2,134)	$(6,341)
Included in OCI for the years ended December 31, 2013 and 2012 are changes in unrealized holding gains and losses related to auction rate money market preferred and preferred stocks. For federal income tax purposes, these securities are considered equity investments. As such, no deferred federal income taxes related to unrealized holding gains or losses are expected or recorded.

A summary of the components of unrealized holding gains on AFS securities included in OCI follows for the years ended December 31:

	2013			2012			2011
	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS securities	Total
Unrealized gains (losses) arising during the period	$(737)	$(18,234)	$(18,971)	$2,059	$1,862	$3,921	$(1,719)	$10,939	$9,220
Reclassification adjustment for net realized (gains) losses included in net income	—	(171)	(171)	—	(1,119)	(1,119)	—	(3)	(3)
Reclassification adjustment for impairment loss included in net income	—	—	—	—	282	282	—	—	—
Net unrealized gains (losses)	(737)	(18,405)	(19,142)	2,059	1,025	3,084	(1,719)	10,936	9,217
Tax effect	—	6,257	6,257	—	(348)	(348)	—	(3,719)	(3,719)
Unrealized gains (losses), net of tax	$(737)	$(12,148)	$(12,885)	$2,059	$677	$2,736	$(1,719)	$7,217	$5,498
The following table details reclassification adjustments and the related affected line items on our consolidated statements of income for the years ended December 31:

Details about AOCI components	Amount Reclassified from AOCI			Affected Line Item in the Consolidated Statements of Income
	2013	2012	2011
Unrealized holding gains (losses) on AFS securities
	$171	$1,119	$3	Net gain (loss) on sale of AFS securities
	—	(282)	—	Net AFS impairment loss
	171	837	3	Income before federal income tax expense
	58	285	1	Federal income tax expense
	$113	$552	$2	Net income

Change in unrecognized pension cost on defined benefit pension plan
	$208	$251	$138	Compensation and benefits
	71	85	47	Federal income tax expense
	$137	$166	$91	Net income

Note 19 – Related Party Transactions
In the ordinary course of business, we grant loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity consisted of the following for the years ended December 31:

	2013	2012
Balance, January 1	$6,598	$3,728
New loans	2,373	8,435
Repayments	(4,793)	(5,565)
Balance, December 31	$4,178	$6,598
Total deposits of these principal officers and directors and their affiliates amounted to $6,158 and $6,871 at December 31, 2013 and 2012, respectively. In addition, the ESOP held deposits with the Bank aggregating $292 and $517, respectively, at December 31, 2013 and 2012.
From time-to-time, we make charitable donations to the Isabella Bank Foundation (the “Foundation”), which is an affiliated nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities we service. Donations are expensed when committed to the Foundation. The assets and transactions of the Foundation are not included in our consolidated financial statements.
Assets of the Foundation include cash and cash equivalents, certificates of deposit, and shares of Isabella Bank Corporation common stock. The Foundation owned 16,850 and 0 shares of our stock as of December 31, 2013 and 2012, respectively. Such shares are included in the computation of dividends and earnings per share.
The following table displays ending asset balances of, and our donations to, the Foundation as of, and for the years ended, December 31:

	2013	2012	2011
Ending assets	$1,815	$1,766	$1,150
Donations	$200	$850	$250
Note 20 – Fair Value
Following is a description of the valuation methodologies, key inputs, and an indication of the level of the fair value hierarchy in which the assets or liabilities are classified.
Cash and cash equivalents: The carrying amounts of cash and short term investments, including Federal funds sold, approximate fair values. As such, we classify cash and demand deposits due from banks as Level 1.
Certificates of deposit held in other financial institutions: Interest bearing balances held in unaffiliated financial institutions include certificates of deposit and other short term interest bearing balances that mature within 3 years. Fair value is determined using prices for similar assets with similar characteristics. As such, we classify certificates of deposits held in other financial institutions as Level 2.
AFS and trading securities: AFS and trading securities are recorded at fair value on a recurring basis. Level 1 fair value measurement is based upon quoted prices for identical instruments. Level 2 fair value measurement is based upon quoted prices for similar instruments. If quoted prices are not available, fair values are measured using independent pricing models or other model based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions. The values for Level 1 and Level 2 investment securities are generally obtained from an independent third party. On a quarterly basis, we compare the values provided to alternative pricing sources.
Mortgage loans AFS: Mortgage loans AFS are carried at the lower of cost or fair value. The fair value of Mortgage loans AFS are based on what price secondary markets are currently offering for portfolios with similar characteristics. As such, we classify Mortgage loans AFS subject to nonrecurring fair value adjustments as Level 2.

Loans: For variable rate loans with no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated. As such, we classify loans as Level 3 assets.
We do not record loans at fair value on a recurring basis. However, from time-to-time, loans are classified as impaired and a specific allowance for loan losses may be established. Loans for which it is probable that payment of interest and principal will be significantly different than the contractual terms of the original loan agreement are considered impaired. Once a loan is identified as impaired, we measure the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.
We review the net realizable values of the underlying collateral for collateral dependent impaired loans on at least a quarterly basis for all loan types. To determine the collateral value, we utilize independent appraisals, broker price opinions, or internal evaluations. We review these valuations to determine whether an additional discount should be applied given the age of market information that may have been considered as well as other factors such as costs to carry and sell an asset if it is determined that the collateral will be liquidated in connection with the ultimate settlement of the loan. We use these valuations to determine if any charge-offs or specific reserves are necessary. We may obtain new valuations in certain circumstances, including when there has been significant deterioration in the condition of the collateral, if the foreclosure process has begun, or if the existing valuation is deemed to be outdated.
The following tables list the quantitative fair value information about impaired loans as of December 31:

	2013
Valuation Techniques	Fair Value	Unobservable Input	Range
Discounted cash flow	$11,521	Duration of cash flows:	98 - 120 Months
		Reduction in interest rate from original loan terms:	3.25% - 7.57%
		Discount applied to collateral appraisal:
		Real Estate	20% - 30%
		Equipment	50%
Discounted appraisal value	$13,902	Livestock	50%
		Cash crop inventory	50%
		Other inventory	75%
		Accounts receivable	75%

	2012
Valuation Techniques	Fair Value	Unobservable Input	Range
Discounted cash flow	$8,726	Duration of cash flows:	14-120 Months
		Reduction in interest rate from original loan terms:	5.00% - 6.25%
		Discount applied to collateral appraisal:
		Real Estate	20% - 30%
		Equipment	50%
Discounted appraisal value	$13,295	Livestock	50%
		Cash crop inventory	50%
		Other inventory	75%
		Accounts receivable	75%
Accrued interest receivable: The carrying amounts of accrued interest receivable approximate fair value. As such, we classify accrued interest receivable as Level 1.

Equity securities without readily determinable fair values: Included in equity securities without readily determinable fair values are FHLB stock and FRB stock as well as our ownership interests in Corporate Settlement Solutions, LLC and Valley Financial Corporation. The investment in Corporate Settlement Solutions, LLC, a title insurance company, was made in the first quarter 2007. We are not the managing entity of Corporate Settlement Solutions, LLC, and therefore, we account for our investment under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a de novo bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007.
The lack of an active market, or other independent sources to validate fair value estimates coupled with the impact of future capital calls and transfer restrictions, is an inherent limitation in the valuation process. As the fair values of these investments are not readily determinable, they are not disclosed under a specific fair value hierarchy; however, they are reviewed quarterly for impairment. If we were to record an impairment adjustment related to these securities, it would be classified as a nonrecurring Level 3 fair value adjustment. During 2013 and 2012, there were no impairments recorded on equity securities without readily determinable fair values.
Foreclosed assets: Upon transfer from the loan portfolio, foreclosed assets (which are included in other assets) are adjusted to and subsequently carried at the lower of carrying value or fair value less costs to sell. Net realizable value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. Due to the inherent level of estimation in the valuation process, we record foreclosed assets as nonrecurring Level 3.
The table below lists the quantitative fair value information related to foreclosed assets as of:

	December 31, 2013
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$1,412	Real Estate	20% - 30%

	December 31, 2012
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$2,018	Real Estate	20% - 30%
Goodwill and other intangible assets: Acquisition intangibles and goodwill are evaluated for potential impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance of acquisition intangibles or goodwill is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. If the testing resulted in impairment, we would classify goodwill and other acquisition intangibles subjected to nonrecurring fair value adjustments as Level 3. During 2013 and 2012, there were no impairments recorded on goodwill and other acquisition intangibles.
OMSRs: OMSRs (which are included in other assets) are subject to impairment testing. To test for impairment, we utilize a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and discount rates. If the valuation model reflects a value less than the carrying value, OMSRs are adjusted to fair value through a valuation allowance as determined by the model. As such, we classify OMSRs subject to nonrecurring fair value adjustments as Level 2.
Deposits: The fair value of demand, savings, and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts), and are classified as Level 1. Fair values for variable rate certificates of deposit approximate their recorded carrying value. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. As such, fixed rate certificates of deposit are classified as Level 2.
Borrowed funds: The carrying amounts of federal funds purchased, borrowings under overnight repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of other borrowed funds are estimated using discounted cash flow analyses based on current incremental borrowing arrangements. As such, borrowed funds are classified as Level 2.

We previously elected to measure a portion of borrowed funds at fair value. These borrowings were recorded at fair value on a recurring basis, with the fair value measurement estimated using discounted cash flow analysis based on current incremental borrowing rates for similar types of borrowing arrangements. Changes in the fair value of these borrowings are included in noninterest income.
The activity in borrowings which we have elected to carry at fair value was as follows for the year ended December 31:

2012
Borrowings carried at fair value - beginning of year	$5,242
Paydowns and maturities	(5,209)
Net unrealized change in fair value	(33)
Borrowings carried at fair value - December 31	$—
Unpaid principal balance - December 31	$—
Accrued interest payable: The carrying amounts of accrued interest payable approximate fair value. As such, we classify accrued interest payable as Level 1.
Commitments to extend credit, standby letters of credit, and undisbursed loans: Our commitments to extend credit, standby letters of credit, and undisbursed funds have no carrying amount and are estimated to have no realizable fair value. Historically, a majority of the unused commitments to extend credit have not been drawn upon and, generally, we do not receive fees in connection with these commitments other than standby letter of credit fees, which are not significant.
The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement.
Estimated Fair Values of Financial Instruments Not Recorded at Fair Value in their Entirety on a Recurring Basis
Disclosure of the estimated fair values of financial instruments, which differ from carrying values, often requires the use of estimates. In cases where quoted market values in an active market are not available, we use present value techniques and other valuation methods to estimate the fair values of our financial instruments. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.

The carrying amount and estimated fair value of financial instruments not recorded at fair value in their entirety on a recurring basis on our consolidated balance sheets are as follows as of as of December 31:

	2013
	Carrying Value	Estimated Fair Value	(Level 1)	(Level 2)	(Level 3)
ASSETS
Cash and cash equivalents	$41,558	$41,558	$41,558	$—	$—
Certificates of deposit held in other financial institutions	580	582	—	582	—
Mortgage loans AFS	1,104	1,123	—	1,123	—
Total loans	808,037	808,246	—	—	808,246
Less allowance for loan and lease losses	(11,500)	(11,500)	—	—	(11,500)
Net loans	796,537	796,746	—	—	796,746
Accrued interest receivable	5,442	5,442	5,442	—	—
Equity securities without readily determinable fair values (1)	18,293	18,293	—	—	—
OMSRs	2,555	2,667	—	2,667	—
LIABILITIES
Deposits without stated maturities	593,754	593,754	593,754	—	—
Deposits with stated maturities	450,012	452,803	—	452,803	—
Borrowed funds	279,326	283,060	—	283,060	—
Accrued interest payable	633	633	633	—	—

	2012
	Carrying Value	Estimated Fair Value	(Level 1)	(Level 2)	(Level 3)
ASSETS
Cash and cash equivalents	$24,920	$24,920	$24,920	$—	$—
Certificates of deposit held in other financial institutions	4,465	4,475	—	4,475	—
Mortgage loans AFS	3,633	3,680	—	3,680	—
Total loans	772,753	784,964	—	—	784,964
Less allowance for loan and lease losses	(11,936)	(11,936)	—	—	(11,936)
Net loans	760,817	773,028	—	—	773,028
Accrued interest receivable	5,227	5,227	5,227	—	—
Equity securities without readily determinable fair values (1)	18,118	18,118	—	—	—
OMSRs	2,285	2,285	—	2,285	—
LIABILITIES
Deposits without stated maturities	553,332	553,332	553,332	—	—
Deposits with stated maturities	464,335	472,630	—	472,630	—
Borrowed funds	241,001	248,822	—	248,822	—
Accrued interest payable	751	751	751	—	—

(1)
Due to the characteristics of equity securities without readily determinable fair values, they are not disclosed under a specific fair value hierarchy. If we were to record an impairment adjustment related to these securities, such amount would be classified as a nonrecurring Level 3 fair value adjustment.

Financial Instruments Recorded at Fair Value
The table below presents the recorded amount of assets and liabilities measured at fair value on December 31:

	2013				2012
	Total	(Level 1)	(Level 2)	(Level 3)	Total	(Level 1)	(Level 2)	(Level 3)
Recurring items
Trading securities
States and political subdivisions	$525	$—	$525	$—	$1,573	$—	$1,573	$—
AFS securities
Government-sponsored enterprises	23,745	—	23,745	—	25,776	—	25,776	—
States and political subdivisions	201,988	—	201,988	—	182,743	—	182,743	—
Auction rate money market preferred	2,577	—	2,577	—	2,778	—	2,778	—
Preferred stocks	5,827	5,827	—	—	6,363	6,363	—	—
Mortgage-backed securities	144,115	—	144,115	—	155,345	—	155,345	—
Collateralized mortgage obligations	133,810	—	133,810	—	131,005	—	131,005	—
Total AFS securities	512,062	5,827	506,235	—	504,010	6,363	497,647	—
Nonrecurring items
Impaired loans (net of the ALLL)	25,423	—	—	25,423	22,021	—	—	22,021
Foreclosed assets	1,412	—	—	1,412	2,018	—	—	2,018
	$539,422	$5,827	$506,760	$26,835	$529,622	$6,363	$499,220	$24,039
Percent of assets and liabilities measured at fair value		1.08%	93.95%	4.97%		1.20%	94.26%	4.54%
The following table provides a summary of the changes in fair value of assets and liabilities recorded at fair value through earnings on a recurring basis and changes in assets and liabilities recorded at fair value on a nonrecurring basis, for which gains or losses were recognized in the years ended December 31:

	2013			2012
	Trading Losses	Other Gains (Losses)	Total	Trading Losses	Other Gains (Losses)	Total
Recurring items
Trading securities	$(28)	$—	$(28)	$(52)	$—	$(52)
Borrowed funds	—	—	—	—	33	33
Nonrecurring items
Foreclosed assets	—	(156)	(156)	—	(166)	(166)
Total	$(28)	$(156)	$(184)	$(52)	$(133)	$(185)

Note 21 – Parent Company Only Financial Information
Condensed Balance Sheets

	December 31
	2013	2012
ASSETS
Cash on deposit at the Bank	$529	$332
AFS securities	3,542	3,939
Investments in subsidiaries	110,192	115,781
Premises and equipment	2,013	2,041
Other assets	54,223	52,398
TOTAL ASSETS	$170,499	$174,491
LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$9,890	$10,002
Shareholders' equity	160,609	164,489
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$170,499	$174,491
Condensed Statements of Income

	Year Ended December 31
	2013	2012	2011
Income
Dividends from subsidiaries	$7,000	$6,125	$6,500
Interest income	161	174	128
Management fee and other	2,146	2,037	1,201
Total income	9,307	8,336	7,829
Expenses
Compensation and benefits	2,811	2,424	2,267
Occupancy and equipment	476	370	370
Audit and related fees	345	351	378
Other	958	945	1,089
Total expenses	4,590	4,090	4,104
Income before income tax benefit and equity in undistributed earnings of subsidiaries	4,717	4,246	3,725
Federal income tax benefit	790	673	958
Income before income tax benefit and equity in undistributed earnings of subsidiaries	5,507	4,919	4,683
Undistributed earnings of subsidiaries	7,003	7,287	5,527
Net income	$12,510	$12,206	$10,210

Condensed Statements of Cash Flows

	Year Ended December 31
	2013	2012	2011
Operating Activities
Net income	$12,510	$12,206	$10,210
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(7,003)	(7,287)	(5,527)
Undistributed earnings of equity securities without readily determinable fair values	74	(459)	160
Share-based payment awards	554	643	615
Depreciation	174	114	123
Net amortization of AFS securities	2	4	7
Deferred income tax expense (benefit)	(305)	425	(48)
Changes in operating assets and liabilities which used cash
Other assets	(51)	(513)	7
Accrued interest and other liabilities	1,238	(98)	757
Net cash provided by (used in) operating activities	7,193	5,035	6,304
Investing activities
Maturities, calls, and sales of AFS securities	395	370	585
Purchases	—	—	(3,000)
Purchases of equipment and premises	(146)	(239)	(87)
Advances to subsidiaries, net of repayments	(299)	(50)	—
Net cash provided by (used in) investing activities	(50)	81	(2,502)
Financing activities
Net increase (decrease) in borrowed funds	(1,350)	(597)	2,772
Cash dividends paid on common stock	(6,456)	(6,074)	(5,770)
Proceeds from the issuance of common stock	3,618	2,898	2,302
Common stock repurchased	(2,375)	(1,980)	(1,507)
Common stock purchased for deferred compensation obligations	(383)	(505)	(426)
Net cash provided by (used in) investing activities	(6,946)	(6,258)	(2,629)
Increase (decrease) in cash and cash equivalents	197	(1,142)	1,173
Cash and cash equivalents at beginning of year	332	1,474	301
Cash and cash equivalents at end of year	$529	$332	$1,474
Note 22 – Operating Segments
Our reportable segments are based on legal entities that account for at least 10% of net operating results. The operations of the Bank as of December 31, 2013, 2012 and 2011 represent approximately 90% or more of our consolidated total assets and operating results. As such, no additional segment reporting is presented.

SHAREHOLDERS’ INFORMATION
Annual Meeting
The Annual Meeting of Shareholders will be held at 5:00 p.m., Wednesday, April 30, 2014, Comfort Inn, 2424 S. Mission Street, Mt. Pleasant, Michigan.
Financial Information and Form 10-K
Copies of the 2013 Annual Report, Isabella Bank Corporation Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investors tab, or may be obtained, without charge, by writing to:
Debra Campbell
Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858
Mission Statement
To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries’ autonomy.
Equal Employment Opportunity
The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by Isabella Bank Corporation, and its subsidiaries.

ISABELLA BANK CORPORATION

*ISABELLA BANK CORPORATION*
*401 NORTH MAIN STREET*
*MOUNT PLEASANT, MI 48858*

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**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
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**VOTE BY MAIL**
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71134-P45331 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**ISABELLA BANK CORPORATION**

**The Board of Directors recommends you vote "FOR" Proposals 1 and 2.**

Proposal 1- Proposal to elect the following five (5) persons as directors:

| | For | Against | Abstain |
|---|---|---|---|
| Dennis P. Angner (1 year term) | ☐ | ☐ | ☐ |
| Dr. Jeffrey J. Barnes (3 year term) | ☐ | ☐ | ☐ |
| G. Charles Hubscher (3 year term) | ☐ | ☐ | ☐ |
| David J. Maness (3 year term) | ☐ | ☐ | ☐ |
| W. Joseph Manifold (3 year term) | ☐ | ☐ | ☐ |

Proposal 2 - Advisory vote on Executive Compensation:

| | For | Against | Abstain |
|---|---|---|---|
| To approve the executive compensation of named executive officers. | ☐ | ☐ | ☐ |

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature | Date | Signature (Joint Owners) | Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M71135-P45331

**ISABELLA BANK CORPORATION**
**Annual Meeting of Shareholders**
**April 30, 2014 at 5:00 PM**
**This proxy is solicited by the Board of Directors**

The Shareholder hereby appoints Thomas L. Kleinhardt, W. Michael McGuire and Sarah R. Opperman as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 17, 2014 at the Annual Meeting of Shareholders to be held on April 30, 2014 or any adjournments thereof.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.**

**Address Changes/Comments:** ______________________________________________

______________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**To be signed on reverse side**